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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BANKUNITED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

14817 Oak Lane
Miami Lakes, FL 33016

April 25, 2013

Dear Stockholder:

        We cordially invite you to attend BankUnited, Inc.'s Annual Meeting of Stockholders. The meeting will be held on May 23, 2013, at 12:00 p.m., Eastern Time, at the Heritage Center, 345 Park Avenue, New York, NY 10154.

        Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote is important. At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

        Thank you for your support of BankUnited, Inc.

Sincerely,
John A. Kanas Chairman, President and Chief Executive Officer

 14817 Oak Lane
Miami Lakes, FL 33016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	12:00 p.m., Eastern Time, on May 23, 2013
Place	The Heritage Center 345 Park Avenue New York, NY 10154
Items of Business

Proposal No. 1:     To elect ten directors identified on the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of stockholders or until that person's successor is duly elected and qualified.

Proposal No. 2: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2013.

Proposal No. 3:     To approve the BankUnited, Inc. Annual Incentive Plan, including for purposes of satisfying the stockholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended.

To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Record Date	You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on April 18, 2013.
Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the attached Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 23, 2013. BankUnited, Inc.'s Proxy Statement and 2012 Annual Report to Stockholders are available at: http://ir.bankunited.com.

By Order of the Board of Directors,

April 25, 2013
Miami, Florida	Rajinder P. Singh Chief Operating Officer and Corporate Secretary

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING		1
Q:	Why am I receiving these materials?	1
Q:	How do I get electronic access to the proxy materials?	1
Q:	What proposals will be voted on at the Annual Meeting?	1
Q:	What is the Board of Directors' voting recommendation?	2
Q:	Who is entitled to vote?	2
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
Q:	How can I vote my shares in person at the Annual Meeting?	3
Q:	What must I do if I want to attend the Annual Meeting in person?	3
Q:	How can I vote my shares without attending the Annual Meeting?	3
Q:	What is the quorum requirement for the Annual Meeting?	3
Q:	What happens if I do not give specific voting instructions?	3
Q:	Which proposals are considered "routine" or "non-routine"?	4
Q:	What is the voting requirement to approve each of the proposals?	4
Q:	What does it mean if I receive more than one proxy or voting instruction card?	5
Q:	Who will count the vote?	5
Q:	Can I revoke my proxy or change my vote?	5
Q:	Who will bear the cost of soliciting votes for the Annual Meeting?	5
Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	5
Q:	Is my vote confidential?	6
Q:	How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?	6
Q:	Where can I find the voting results of the Annual Meeting?	6
PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. STOCKHOLDERS		7
PROPOSAL NO. 1 ELECTION OF DIRECTORS		7
Directors Elected Annually		7
Board Nominations		7
Information Regarding the Nominees for Election to the Board of Directors		8
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE		13
Role of Board of Directors		13
Director Independence		13
Board of Directors Meetings and Attendance		13
Board Leadership Structure		13
Committees of the Board of Directors		14
Risk Management and Oversight		16
Corporate Governance Guidelines, Code of Conduct and Code of Ethics		17
Director Compensation		17
Director Nominating Process and Diversity		19
Communications with the Board of Directors		20
Executive Sessions		20
Outside Advisors		21
Attendance at Annual Meeting		21
Compensation Committee Interlocks and Insider Participation		21
Section 16(a) Beneficial Ownership Reporting Compliance		21
Executive Officers		21
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		23
Proposal		23
Report of the Audit and Risk Committee		23

i

ii

14817 Oak Lane
Miami Lakes, FL 33016

PROXY STATEMENT

        The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders to be held on Thursday, May 23, 2013, at 12:00 p.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be held at The Heritage Center, 345 Park Avenue, New York, NY 10154. This Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and the 2012 Annual Report to Stockholders (the "Annual Report") were first mailed on or about April 25, 2013, to stockholders of record as of April 18, 2013 (the "Record Date").

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of BankUnited, Inc., of proxies to be voted at the Company's Annual Meeting. You are receiving this Proxy Statement because you were a BankUnited, Inc. stockholder as of the close of business on the Record Date. This Proxy Statement provides notice of the Annual Meeting, describes the three proposals presented for stockholder action and includes information required to be disclosed to stockholders.

Q:
How do I get electronic access to the proxy materials?

  This Proxy Statement and the Company's Annual Report to Stockholders are available on our website at http://ir.bankunited.com. If you are a stockholder of record, you may elect to receive future annual reports or proxy statements electronically by registering your email address at www.proxyvote.com. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials.

  An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the stockholder.

Q:
What proposals will be voted on at the Annual Meeting?

A:
There are three proposals scheduled to be voted on at the Annual Meeting:

•
To elect ten directors identified in this Proxy Statement to the Board of Directors to serve until the next annual meeting of stockholders or until that person's successor is duly elected and qualified;

•
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2013; and

•
To approve the BankUnited, Inc. Annual Incentive Plan, including for purposes of satisfying the stockholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Q:
What is the Board of Directors' voting recommendation?

A:
The Company's Board of Directors recommends that you vote your shares:

•
"FOR" each of the nominees to the Board of Directors;

•
"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013; and

•
"FOR" the approval of the BankUnited, Inc. Annual Incentive Plan, including for purposes of satisfying the stockholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Q:
Who is entitled to vote?

A:
All shares owned by you as of the Record Date, which is the close of business on April 18, 2013, may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are:

•
held directly in your name as the stockholder of record; and

•
held for you as the beneficial owner through a broker, bank or other nominee.

  On the Record Date, BankUnited, Inc. had approximately 100,452,185 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of BankUnited, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"

  Beneficial Owner.    If your shares are held in an account by a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

  Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Stockholder of Record.    Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of identification. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

  Beneficial Owner.    Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:
What must I do if I want to attend the Annual Meeting in person?

A:
Attendance at the Annual Meeting is limited to individuals who were stockholders as of the Record Date, and admission will be on a first-come, first-served basis. Registration and seating will begin at 11:30 a.m., Eastern Time. Each stockholder will be asked to present proof of identification, such as a driver's license or passport, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially own your shares in street name, you may direct your vote without attending the Annual Meeting by voting in one of the following manners:

•
Internet.  Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;

•
Telephone.  Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or

•
Mail.  Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.

  If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 22, 2013.

Q:
What is the quorum requirement for the Annual Meeting?

A:
A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholder of Record.    If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

  Beneficial Owners.    If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:
Which proposals are considered "routine" or "non-routine"?

A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

  The election of directors (Proposal No. 1) and the vote to approve the BankUnited, Inc. Annual Incentive Plan (Proposal No. 3) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 3.

Q:
What is the voting requirement to approve each of the proposals?

A:
Ten directors have been nominated for election at the Annual Meeting. Each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the ten nominees who receive the largest number of "FOR" votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.

  The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter.

  The approval of the BankUnited, Inc. Annual Incentive Plan requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the approval of the BankUnited, Inc. Annual Incentive Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the approval of the BankUnited, Inc. Annual Incentive Plan, they will have the same effect as negative votes or votes against that matter. Broker non-votes will have no effect on this proposal.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Who will count the vote?

A:
A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes and act as the inspector of election.

Q:
Can I revoke my proxy or change my vote?

A:
Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•
providing written notice to the corporate secretary of the Company;

•
delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or

•
attending the Annual Meeting and voting in person.

  Please note that your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
BankUnited, Inc. will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of BankUnited, Inc.'s common stock for their expenses in forwarding solicitation material to such beneficial owners. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $10,000 plus reasonable out-of-pocket expenses.

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
The Company has adopted a procedure called "householding," which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, we deliver a single copy of this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Annual Report will be promptly delivered to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to receive a separate copy of our proxy materials in the future, stockholders may write or call the Company at the following address and telephone number:

BankUnited, Inc.
Attn: Investor Relations
14817 Oak Lane
Miami Lakes, FL 33016
(305) 231-6400

  Stockholders who hold shares in street name (as described above) may contact their broker, bank or other nominee to request information about householding. Stockholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.

Q:
Is my vote confidential?

A:
Yes. The Company encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated Broadridge to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Q:
How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?

A:
Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, are available to stockholders free of charge on BankUnited, Inc.'s website at http://ir.bankunited.com or by writing to BankUnited, Inc., Investor Relations, 14817 Oak Lane, Miami Lakes, FL 33016. The Company's 2012 Annual Report to Stockholders, which includes such Form 10-K, accompanies this Proxy Statement.

Q:
Where can I find the voting results of the Annual Meeting?

A:
BankUnited, Inc. will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors Elected Annually

        Our Board of Directors is currently comprised of ten members. The size of the Board of Directors may be fixed from time to time exclusively by our Board of Directors as provided in our Certificate of Incorporation. BankUnited, Inc.'s directors are elected each year by the stockholders at the Company's annual meeting. We do not have a staggered or classified board. Ten directors will be elected at this year's Annual Meeting. Except for Michael J. Dowling, who is a new director nominee recommended by a non-management director, all of the nominees were elected to the Board of Directors at the last annual meeting. Richard LeFrak is not standing for reelection. Each director's term will last until the 2014 annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

Board Nominations

        Six of our directors are nominated pursuant to a director nomination agreement, as amended and restated on February 29, 2012 (the "Director Nomination Agreement"), by and among the Company, John A. Kanas and certain funds affiliated with The Blackstone Group ("Blackstone"), The Carlyle Group ("Carlyle"), Centerbridge Partners, L.P. ("Centerbridge") and WL Ross & Co. LLC ("WL Ross"), whom we refer to as our Sponsors. The Director Nomination Agreement provides for the rights of our Sponsors and Mr. Kanas to nominate individuals to our Board of Directors. Pursuant to the agreement, the Sponsors and Mr. Kanas have the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors are to be elected, and subject to limited exceptions, we will include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by the Sponsors and Mr. Kanas as follows:

  •
  so long as Blackstone owns more than 40% of the common stock owned by Blackstone immediately prior to the consummation of our initial public offering in January 2011 (the "IPO"), one individual nominated by Blackstone;

  •
  so long as Carlyle owns more than 40% of the common stock owned by Carlyle immediately prior to the consummation of the IPO, one individual nominated by Carlyle;

  •
  so long as WL Ross owns more than 40% of the common stock owned by WL Ross immediately prior to the consummation of the IPO, one individual nominated by WL Ross;

  •
  so long as Centerbridge owns more than 40% of the common stock owned by Centerbridge immediately prior to the consummation of the IPO, one individual nominated by Centerbridge; and

  •
  so long as Mr. Kanas is our Chief Executive Officer ("CEO"), two individuals (one of which will be Mr. Kanas) nominated by Mr. Kanas.

        In addition, each of Blackstone, Carlyle, WL Ross and Centerbridge has the right to appoint one non-voting observer to attend all meetings of our Board of Directors until such time as such Sponsor ceases to own 5% of our outstanding common stock.

        Blackstone's nominee to our Board of Directors is Chinh E. Chu; Carlyle's nominee is P. Olivier Sarkozy; WL Ross' nominee is Wilbur L. Ross, Jr.; and Centerbridge's nominee is Lance N. West. Mr. Kanas has nominated himself and John Bohlsen.

        Board candidates are also selected based upon various criteria including their character and reputation, relevant business experience and acumen and relevant educational background. The Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for Board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings, and the Company's annual meetings of stockholders.

Information Regarding the Nominees for Election to the Board of Directors

  Qualifications

        In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into consideration the Company's Corporate Governance Guidelines and all other factors deemed appropriate by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's determination is made based primarily on the following criteria: (i) a candidate's special skills, expertise and background that would enhance or complement the mix of the existing directors, (ii) a candidate's reputation and prominence in his or her business, professional activities or community, including a well-known reputation for addressing important issues that the Company may face, (iii) a candidate's commitment to high ethical business standards and integrity and (iv) a candidate's time commitment and willingness to fully participate in the Board's affairs and perform his or her duties to the highest standards. For more information about the nominating process, see "Board of Directors, Executive Officers and Corporate Governance—Director Nominating Process and Diversity."

        Set forth below is biographical information concerning each nominee who is standing for election at the Annual Meeting. Following the biographical information for each nominee is a description of such nominee's specific experience, qualifications, attributes and skills that the Nominating and Corporate Governance Committee and the Board of Directors considered in determining whether to recommend the nominee for election to the Board of Directors. In addition to the information presented below, the Company believes that a board comprised of its nominees constitutes a board with a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds. The ages of the nominees are as of the date of the Annual Meeting, May 23, 2013.

        John A. Kanas, 66, has served on our Board since its inception in May 2009. He has also served as our Chairman, President and CEO since May 2009. Mr. Kanas served as the Chairman of our Executive Committee up until the time the Committee was eliminated in February 2012 as part of the Company's conversion to a bank holding company. Prior to joining BankUnited, Inc., Mr. Kanas was President and CEO of North Fork Bancorporation, Inc. from 1977 until its acquisition by Capital One Financial Corporation in December 2006, at which time North Fork was one of the top 25 bank holding companies in the United States. He also served as Chairman of North Fork from 1986 to 2006. In December 2006, he became President of Capital One's banking segment, which included North Fork, the former Hibernia Bank in Louisiana and Texas and Capital One Direct Bank in Richmond, Virginia. Mr. Kanas retired from that position in August 2007. Between August 2007 and May 2009, Mr. Kanas was an independent consultant. Mr. Kanas holds a B.A. degree from Long Island University. He is a past president of the New York State Bankers Association. Mr. Kanas was also a member of the NYSE Listed Company Advisory Committee and is currently a member of the board of trustees of Long Island University and Weill Cornell Medical College. In 2005, Mr. Kanas was recognized by "Institutional Investor" as the best regional bank CEO in America. In May 2007, Mr. Kanas received the Woodrow Wilson Award for Corporate Citizenship and was also conferred an Honorary Doctorate of Humane Letters from Dowling College. Mr. Kanas' qualifications to serve on our Board include his 29-year career at North Fork, his extensive experience in the banking industry and his long-standing relationships within the business, political and charitable communities.

        John Bohlsen, 70, has served on our Board since its inception in May 2009. He is also our Vice Chairman and has served as Chief Lending Officer since May 2009. From December 2006 until August 2007, Mr. Bohlsen led the Commercial Banking division for Capital One's banking segment, which included North Fork, the former Hibernia Bank in Louisiana and Texas and Capital One Direct Bank in Richmond, Virginia. Mr. Bohlsen was a part of North Fork's management team when they were acquired by Capital One in December 2006. During his tenure at North Fork from January 1986 to December 2006, he served on the board of directors and became Vice Chairman in 1989. Mr. Bohlsen also served as Chairman of several bank management committees during that time. Between August 2007 and May 2009, Mr. Bohlsen was active in other business activities involving restaurants and other real estate endeavors. He is active in various outside businesses involving real estate and construction, and is president of a restaurant operating company doing business in the New York metropolitan area. Mr. Bohlsen has a B.S. and a M.B.A. from Michigan State University. In addition, he is a veteran of the U.S. Navy, having served as an officer during the Vietnam War. Mr. Bohlsen has served on many professional, academic and community boards and organizations, and he and his family are well known for their philanthropic endeavors. Mr. Bohlsen's qualifications to serve on our Board include his extensive experience in the banking industry and his previous experience serving as a director on the board of a public company.

        P. Olivier Sarkozy, 43, has served on our Board since its inception in May 2009. Since March 2008, Mr. Sarkozy has served as Managing Director of the Carlyle Group, or Carlyle, one of our principal investors, and head of the Carlyle Global Financial Services Partners fund, one of the Carlyle affiliated funds that has invested in us. From January 2003 until March 2008, Mr. Sarkozy was Global Co-Head of the Financial Institutions Group at UBS Investment Bank. Prior to joining UBS, Mr. Sarkozy worked for 11 years at Credit Suisse First Boston, where he was the Managing Director in charge of the Depository Institutions Group. Mr. Sarkozy received his Masters in Medieval History (with Honors) from St. Andrews University in Scotland. Mr. Sarkozy's qualifications to serve on our Board include his extensive experience working with depository institutions and his expertise in structuring bank mergers and acquisitions.

        Wilbur L. Ross, Jr., 75, has served on our Board since its inception in May 2009. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, a private equity firm. Mr. Ross is currently a member of the board of directors of ArcelorMittal, a steel and mining company; Air Lease Corporation, an aircraft leasing company; Assured Guaranty Ltd., a holding company that provides credit protection products to the United States and international public finance, infrastructure and structured finance markets; The Governor and Company of the Bank of Ireland, a commercial bank operation in Ireland; Exco Resources Inc., a natural oil and gas company; International Textile Group, Inc., a global, diversified textile provider; Navigator Holdings Ltd., a provider of international seaborne transportation services; Ocwen Financial Corp, a mortgage servicing company; Talmer Bancorp, a bank holding company; and Plascar Participacoes SA, a manufacturer of automotive interiors. Mr. Ross formerly served as a member of the board of directors of International Coal Group from April 2005 to June 2011; Montpelier Re Holdings Ltd., a reinsurance company, from 2006 to March 2010; The Greenbrier Companies, a supplier of transportation equipment and services to the railroad industry, from June 2009 until January 2013; and Syms Corp., a retail store operator, from 2000 through 2007. Mr. Ross was Executive Managing Director of Rothschild Inc. for 24 years before acquiring that firm's private equity partnerships in 2000. Mr. Ross holds an A.B. from Yale University and an M.B.A., with distinction, from Harvard University. Through the course of Mr. Ross' career, he has served as a principal financial adviser to, investor in and director of various companies across the globe operating in diverse industries, and he has assisted in restructuring more than $300 billion of corporate liabilities. Mr. Ross' qualifications to serve on our Board include his keen business acumen as well as his significant experience in finance and knowledge of the capital markets that provides the Board of Directors with invaluable transactional and financial assistance and insight.

        Chinh E. Chu, 46, has served on our Board since its inception in May 2009. He is a Senior Managing Director in the Blackstone Private Equity Group, or Blackstone, one of our principal investors. Since joining Blackstone in 1990, Mr. Chu has led Blackstone's investments in Alliant, Biomet, Catalent Pharma Solutions, Celanese, Nalco, Nycomed and LIFFE, ReAble Therapeutics as well as ReAble Therapeutics' acquisition of DJ Orthopedics, Stiefel Laboratories and SunGard Data Systems. Mr. Chu is currently a director of Alliant, Catalent Pharma Solutions and Freescale Semiconductor, Inc. and previously served on the boards of directors of Celanese Corporation, Graham Packaging Company Inc. and LIFFE. Before joining Blackstone, Mr. Chu worked at Salomon Brothers in the Mergers and Acquisitions Department. Mr. Chu received a B.S. in Finance from the University of Buffalo. Mr. Chu's qualifications to serve on our Board include his significant experience overseeing the business of Blackstone's numerous portfolio companies, including significant public company experience, and his significant financial, investment and strategic business planning experience.

        Lance N. West, 52, has served on our Board since its inception in May 2009. Since May 2006, Mr. West has been a Partner and Senior Managing Director of Centerbridge Partners LP, or Centerbridge, a multi-strategy, private investment management company and one of our principal investors. From January 1999 until May 2006, Mr. West was a Partner and Managing Director at Goldman, Sachs & Co., where he was head of the firm's Principal Finance Group, a proprietary investment platform focusing on a variety of private and public equity and debt investments in the Americas, with a particular emphasis on real estate and financial institutions. Mr. West was a member of Goldman's Asian Special Situations Group and was a member of the Investment Committees for Goldman's American Special Situations and Specialty Lending Groups. From January 1992 until January 1999, Mr. West served as Chairman and CEO of Greenthal Realty Partners LP and GRP Financial in New York, which Mr. West founded as a Resolution Trust Company Standard Asset Management and Disposition Asset Manager providing real estate asset management, special servicing and distressed debt investment management. Prior to founding GRP, Mr. West was an executive vice president with The Charles H. Greenthal Group, Inc., a real estate asset management and investment company, and a member of the technical staff at AT&T Bell Laboratories from 1982 to 1984. Mr. West earned his M.S. in Electrical Engineering from the California Institute of Technology in 1983 and graduated magna cum laude with a B.S. in Electrical Engineering from Tufts University in 1982. Mr. West is a member of the board of overseers of Tufts University, a member of the Chair's Council for the Humanities and Social Sciences division at the California Institute of Technology, a member of the board of directors of the Metropolitan Council on Jewish Poverty and a member of the Economic Studies Council of the Brookings Institution. Mr. West serves on the boards of directors of Aktua Soluciones Financieras, S.L., GTH, LLC, Intrepid Aviation Holdings, LLC and Resort Finance America, LLC. Mr. West's qualifications to serve on our Board include his extensive financial and investment experience as well as his real estate experience.

        Sue M. Cobb, Ambassador of the United States, ret., 75, has served on our Board since January 2010. Since February 2007, Ambassador Cobb has been engaged in private sector business activities with Cobb Partners, Inc., a privately held Florida-based investment firm. From September 2001 to February 2005, she served as the United States Ambassador to Jamaica. Ambassador Cobb was Secretary of State of Florida from December 2005 to January 2007. From 2002 to 2008, Ambassador Cobb was engaged at the U.S. Department of State's Leadership and Management School as co-chair of periodic mandatory seminars for newly designated U.S. ambassadors. Ambassador Cobb served seven years as chair of the board of the Federal Reserve Bank, Miami Branch. She was the founding partner of the Public Finance Department of the Greenberg Traurig law firm where she practiced as a public finance attorney. She currently sits on the board of directors of the Durango Mountain Resort and Kirkwood Associates Inc., both private resort development companies. Ambassador Cobb is President of the American Friends of Jamaica, a New York-based charitable institution, and President of Miami-based Cobb Family Foundation. She is Trustee of the Center for Strategic and International Studies, an active member of The Council of American Ambassadors and an active member of the Council on

Foreign Relations. Ambassador Cobb has also been an officer and director of many civic and charitable organizations and has received numerous awards including national honors from the nations of Jamaica and Iceland. Previously, she has been the University of Miami Alumnus of the year, the Red Cross Humanitarian of the Year and the Silver Medallion Awardee from the National Conference of Christians and Jews for contributions to civic causes and humanity. Ambassador Cobb received a B.A. from Stanford University and a J.D. from the University of Miami School of Law. Ambassador Cobb's qualifications to serve on our Board include her broad and diverse background in leadership and management, including experience with public companies as the Audit Committee Chair (1999 - 2000) of the LNR Property Corporation, a public real estate investment, finance and management company.

        Eugene F. DeMark, 65, has served on our Board since September 2010. From June 1969 until his retirement in October 2009, Mr. DeMark worked for KPMG LLP, a global professional services firm. Mr. DeMark served as the Advisory Northeast Area Managing Partner at KPMG LLP from October 2005 until his retirement. Since his retirement, Mr. DeMark has been an independent consultant. Starting in January 2010, Mr. DeMark has advised our Audit and Compensation Committees. In January 2012, Mr. DeMark joined the board of directors and audit committee of 1-800-FLOWERS.COM, Inc. Between 1988 and 2001, Mr. DeMark had been the Northeast Area Managing Partner of the Information, Communications and Entertainment Practice and the KPMG's Long Island Office Managing Partner. During his career at KPMG, Mr. DeMark had responsibilities to lead a number of specialized practices in Banking, High Technology, Media and Entertainment and Aerospace and Defense. He joined KPMG in 1969 and was elected to its partnership in 1979. On special assignments, he worked on the research staff of the Commission on Auditor's Responsibilities, the predecessor to the Treadway Commission, formed to assess increases in fraudulent financial reporting. Mr. DeMark also developed the firm's first study guide on SEC reporting. Mr. DeMark holds a B.B.A. degree from Hofstra University, is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants. Mr. DeMark has served as Chairman of the Long Island Chapter of the National Multiple Sclerosis Society, President of the Nassau County council of the Boy Scouts of America and Northeast Regional board member of the of the National organization, President of the Nassau Chapter of the National Association of Accountants, Treasurer of the New Long Island Partnership and Chairman of the Economic Development Task Force—Project Long Island. Mr. DeMark also was active in the United Way on Long Island and in New York, served on its board of directors and chaired the nominating committee. Mr. DeMark's qualifications to serve on our Board include his 40 years of financial experience at KPMG LLP, including 35 years in various positions in the firm's audit practice.

        Thomas M. O'Brien, 62, has served on our Board since May 2012. Mr. O'Brien is a 34-year banking veteran and most recently served as President and CEO of State Bank of Long Island/State Bancorp, Inc. from November 2006 to January 2012. From 2000 to 2006 Mr. O'Brien was President and CEO of Atlantic Bank of NY and, following the acquisition of Atlantic Bank of NY by New York Commercial Bank, served as President and CEO during post-closing transition. From 1996 to 2000, Mr. O'Brien was Vice Chairman and a board member of North Fork Bank and North Fork Bancorporation, Inc. From 1977 to 1996, Mr. O'Brien was Chairman, President and CEO of North Side Savings Bank. Mr. O'Brien served as a director of the Federal Home Loan Bank of New York from 2008 to 2012 and served as Chairman of NY Bankers Association. Mr. O'Brien is currently Trustee and Chairman of the Audit Committee of Prudential Insurance Company of America Mutual Fund Complex, Vice-Chairman of the board and Chairman of the Finance Committee of Catholic Healthcare System and Catholic Healthcare Foundation and advisor and board member of Flax Trust, Belfast, Northern Ireland. Mr. O'Brien is the immediate Past-President of the Society of the Friendly Sons of Saint Patrick in the City of New York, and is founder and sole benefactor of Galway Bay Foundation, Inc. Mr. O'Brien received a B.A. in Political Science from Niagara University in 1972 and an M.B.A from Iona College in 1982. Mr. O'Brien's qualifications to serve on our Board include his

34 years of banking experience and his deep understanding of financial statements, regulation, compliance and corporate governance.

        Michael J. Dowling, 64, is the President and Chief Executive Officer of the North Shore-LIJ Health System, the largest integrated healthcare system in New York State and the nation's third-largest, non-profit secular health system with more than 6,000 beds and a total workforce of more than 46,000 employees. Prior to becoming President and CEO in 2002, Mr. Dowling was the health system's Executive Vice President and Chief Operating Officer. Before joining North Shore-LIJ in 1995, he was a senior vice president at Empire Blue Cross/Blue Shield. Mr. Dowling served in New York State government for 12 years, including seven years as State Director of Health, Education and Human Services and Deputy Secretary to the Governor. He was also Commissioner of the New York State Department of Social Services. Before his public service career, Mr. Dowling was a professor of Social Policy and Assistant Dean at the Fordham University Graduate School of Social Services and Director of the Fordham Campus in Westchester County. Mr. Dowling is a member of the Institute of Medicine of the National Academies and Chairman of the North American Board of the Smurfit School of Business at University College, Dublin, Ireland. He also serves as a board member of the Institute for Healthcare Improvement (IHI) and board member and Fellow of the New York Academy of Medicine. He is also past Chairman and current board member of the National Center for Healthcare Leadership (NCHL), the Greater New York Hospital Association (GNYHA), the Healthcare Association of New York State (HANYS) and the League of Voluntary Hospitals of New York. Mr. Dowling grew up in Limerick, Ireland and earned his undergraduate degree from University College Cork (UCC). He has a Master's Degree from Fordham University and honorary doctorates from Hofstra University and Dowling College. Mr. Dowling's qualifications to serve on our Board include his extensive background in leadership and management as well as his relationships within the business, political and charitable communities.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" THE ELECTION OF THE FOREGOING TEN NOMINEES
TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Role of Board of Directors

        The Company's business and affairs are managed under the direction of the Board of Directors, which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's stockholders. The Board of Directors' mission is to maximize long-term stockholder value. The Board of Directors establishes the Company's overall corporate policies, evaluates the Company's CEO and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company's business strategy and planning, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.

Director Independence

        Under the NYSE listing standards, in order to consider a director independent, the Board of Directors must affirmatively determine that he or she has no material relationship with BankUnited, Inc. The standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with BankUnited, Inc. or its independent registered public accounting firm. In addition to the NYSE's standards for independence, the Board of Directors has adopted additional independence standards to assist it in making independence determinations. The Company's Director Independence Standards contain the formal director qualification and independence standards adopted by the Board of Directors, and are available as part of the Company's Corporate Governance Guidelines on the Company's Web site at http://ir.bankunited.com.

        The Board undertook its annual review of director independence in April 2013. As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the corporate governance standards of the NYSE, with the exception of John A. Kanas and John Bohlsen. Each is considered not independent because of his employment as a senior executive of the Company.

        In April 2013, the Board affirmatively determined that Mr. Dowling is independent of the Company and its management under the corporate governance standards of the NYSE.

Board of Directors Meetings and Attendance

        The Board of Directors held 11 meetings during 2012 and acted by written consent five times. All of the directors attended at least 75% of the total of all the meetings of the Board of Directors and Board committees on which they served during 2012.

Board Leadership Structure

        The Board of Directors believes that having a combined Chairman/CEO, a Lead Independent Director, a majority of independent directors and independent key board committees provides an effective and appropriate leadership structure for the Company.

        The Company's Corporate Governance Guidelines provide that the Board of Directors will select its Chairman and the Company's CEO in the manner it considers in the best interests of the Company at any given point in time. At this time, the Board of Directors combines the role of Chairman of the Board of Directors and the Company's CEO. The Board of Directors believes that combining the roles of Chairman and CEO fosters unified leadership and direction for the Board of Directors and executive management and allows for alignment and clear accountability in the development and execution of the Company's strategic initiatives and business plans. Mr. Kanas is the director most familiar with the Company's business and industry, and by serving in these dual capacities, he is best situated to effectively identify strategic priorities and lead discussions on key business issues that impact all of the Company's stakeholders. The Board of Directors also considered Mr. Kanas' prior history and performance in serving in these dual capacities and believes that Mr. Kanas has provided effective leadership and guidance in the pursuit of the Company's strategic objectives during his tenure as the Company's Chairman and CEO.

        The Company's Lead Independent Director is appointed by the Board of Directors. The current Lead Independent Director is Mr. DeMark, and he has served in this position since November 2012. The Lead Independent Director's role and duties include, but are not limited to: presiding over regularly scheduled executive sessions of the non-management directors, serving as a liaison between the non-management directors and executive management and assisting the Board of Directors and executive management to ensure compliance with the Company's Corporate Governance Guidelines.

        Further enhancing the overall independent functioning of the Board of Directors is the fact that the Board of Directors is comprised of over a two-thirds majority of independent directors. The independent directors also review Mr. Kanas' performance in his dual capacities of Chairman and CEO. In addition, the Company's governance structure is strengthened by virtue of each of its Nominating and Corporate Governance, Compensation and Audit and Risk committees consisting entirely of independent directors. These committees provide additional independent oversight of management.

        Through the Company's overall governance structure, the Board of Directors believes it has effectively balanced the need for strategic leadership by the Company's Chairman and CEO with the oversight and objectivity of the independent directors, and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board of Directors has the discretion to modify its leadership structure in the future if it deems it in the best interests of the Company to do so.

Committees of the Board of Directors

        The Board of Directors maintains three standing committees: the Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.

  Audit and Risk Committee

        The Audit and Risk Committee was formerly referred to as the "Audit Committee" until its name was changed and its risk oversight functions were expanded in February 2013. The former Audit Committee held 10 meetings in 2012.

        The Audit and Risk Committee is a separately-designated standing Audit and Risk Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Audit and Risk Committee assists our Board of Directors in its oversight of (i) the integrity of our financial statements and the financial reporting process, including the system of disclosure controls; (ii) our compliance with legal and regulatory requirements; (iii) the performance of our internal audit function and our independent registered public accounting firm, including its appointment, qualifications, compensation and independence; (iv) the effectiveness of our systems of internal controls and policies and procedures for risk assessment and risk management; and (v) the effectiveness our procedures for risk assessment and risk management of material credit, interest rate, liquidity, operational, legal and compliance, and other material risks, and the adequacy of capital available to absorb such risks.

        In carrying out its oversight role, the Audit and Risk Committee, among other things: (i) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team, as well as the results of regulatory examinations, and tracks management's corrective action plans where necessary; (ii) reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; (iii) reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and (iv) reviews our policies and practices with respect to the assessment and management of material categories of risk. In addition, the Audit and Risk Committee has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

        The current members of the Audit and Risk Committee are Messrs. DeMark (Chairman) and O'Brien and Ambassador Cobb, each of whom the Board of Directors has determined qualifies as an "independent" director as defined under the applicable rules and regulations of the SEC and the NYSE. Mr. LeFrak resigned from the committee on May 9, 2012 and Mr. O'Brien joined the committee as of the same date. All of the members of the Audit and Risk Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE rules. The Board also has determined that Mr. DeMark qualifies as an "audit committee financial expert" as defined by SEC rules. Mr. DeMark's relevant experience includes 40 years with KPMG LLP, including 30 years as a partner. Mr. Demark holds a B.B.A. degree from Hofstra University, is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants.

  Compensation Committee

        Since our inception, in accordance with the terms of its charter, our Compensation Committee has been responsible for such matters as the determination of discretionary bonus amounts, if any, to be paid to our named executive officers and the implementation of the BankUnited, Inc. 2009 Stock Option Plan and the 2010 Omnibus Equity Incentive Plan, including the determination of grant amounts, vesting terms and exercise prices, as well as approval of the Employment Agreements (as defined in "Compensation Discussion and Analysis") and the BankUnited, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). In addition, our Compensation Committee was responsible for vetting and approving our 401(k) plan and Nonqualified Deferred Compensation Plan. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans.

        In July 2012, our Compensation Committee engaged Pearl Meyer & Partners ("Pearl Meyer"), to serve as its independent compensation consultant. More information on the engagement and independence of Pearl Meyer appears in "Compensation Discussion and Analysis."

        The Compensation Committee held seven meetings and acted by written consent once during 2012. The Compensation Committee is currently comprised of Messrs. LeFrak (Chairman), DeMark and O'Brien and Ambassador Cobb, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the SEC and the NYSE.

        Given Mr. LeFrak's decision to not stand for reelection, the Board of Directors expects to appoint Mr. Dowling as Chairman of the Compensation Committee upon his election to the Board of Directors. The Board of Directors has determined that Mr. Dowling will, when elected, qualify as an independent director as defined under the applicable rules and regulations of the SEC and the NYSE.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.

        The Nominating and Corporate Governance Committee, in consultation with our CEO, also reviews the Company's management succession plans to ensure that an effective succession process is in place and to discuss potential internal successors for both emergency and long-term executive succession. The succession planning activities of the Nominating and Corporate Governance Committee and the Compensation Committee are discussed with the full Board of Directors.

        The Nominating and Corporate Governance Committee held two meetings during 2012. The Nominating and Corporate Governance Committee is currently comprised of Ambassador Cobb (Chairman) and Messrs. DeMark and LeFrak, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the SEC and the NYSE.

        Given Mr. LeFrak's decision to not stand for reelection, the Board of Directors expects to appoint Mr. Dowling as a member of the Nominating and Corporate Governance Committee upon his election to the Board of Directors. The Board of Directors has determined that Mr. Dowling will, when elected, qualify as an independent director as defined under the applicable rules and regulations of the SEC and the NYSE.

        Copies of the charters of the Audit and Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at http://ir.bankunited.com and may also be obtained upon request without charge by writing to the Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Risk Management and Oversight

        Our Board of Directors oversees our risk management process, including the company-wide approach to risk management, carried out by our management. Our full Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

        In particular, the Audit and Risk Committee plays a key role in the Board of Directors' exercise of its risk oversight function. The Audit and Risk Committee is primarily responsible for overseeing matters involving the Company's financial and operational risks, and the guidelines, policies and processes for managing such risks, including internal controls. The Audit and Risk Committee conducts its risk oversight in a variety of ways, including reviewing management's assessment of the Company's internal control over financial reporting, reviewing the results of regulatory examinations and receiving quarterly reports on legal and regulatory matters. Additionally, the Company's independent registered public accounting firm regularly discusses risks and related mitigation measures that may arise during its regular reviews of the Company's financial statements with the Audit and Risk Committee. To ensure candid and complete reporting, the Audit and Risk Committee regularly meets in separate executive sessions with management, the head of the Company's internal audit department and the Company's independent registered public accounting firm.

        Additionally, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as the incentives created by the compensation awards it administers, and our Nominating and Corporate Governance Committee is

responsible for overseeing the management of risks associated with the independence of our Board. Pursuant to our Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Corporate Governance Guidelines, Code of Conduct and Code of Ethics

        Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.

        We also have a Code of Conduct, which is applicable to all directors, officers, employees, agents (including consultants and contractors) and temporary personnel of the Company. We have a separate Code of Ethics for Principal Executive and Senior Financial Officers, which contains provisions specifically applicable to our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions).

        The Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at http://ir.bankunited.com. We expect that any amendments to these codes, or any waivers of their requirements, will be disclosed on our website.

Director Compensation

        We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board of Directors.

        The following table shows compensation paid, earned or awarded to each of the non-employee members of our Board for 2012.

Director Compensation for 2012

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(3)	Total ($)
Chinh E. Chu	—		2,308	2,308
Richard S. LeFrak	100,000		23,230	123,230
Wilbur L. Ross, Jr.	—		2,308	2,308
P. Olivier Sarkozy	—		2,308	2,308
Lance N. West	—		2,308	2,308
Eugene F. DeMark	175,000		23,230	198,230
Ambassador Sue M. Cobb	100,000		23,230	123,230
Thomas M. O'Brien	64,247	(2)	24,240	88,487

(1)
In general, the members of our Board are either investors or agents of investors in our Company and, other than Ambassador Cobb and Messrs. DeMark, LeFrak and O'Brien, they do not receive any compensation from us for service on our Board. Mr. Kanas and

  Mr. Bohlsen, who are executive officers of the Company, are also members of our Board but do not receive any additional compensation for their services on our Board.

(2)
Mr. O'Brien was elected to our Board on May 9, 2012. Represents the pro rata portion of the annual retainer fee (of $100,000) for the period of time Mr. O'Brien served on our Board in 2012.

(3)
Includes the value of restricted common stock awards granted to Messrs. LeFrak, DeMark and O'Brien and Ambassador Cobb and shares of common stock issued to each of the other directors, as described under "Stock-Based Compensation" below and determined in accordance with FASB ASC Topic 718. For complete valuation assumptions of the awards, see "Note 17, Equity Based Compensation and Other Benefit Plans" to our consolidated financial statements in our 2012 Annual Report on Form 10-K filed with the SEC on February 25, 2013. As of December 31, 2012, each of Messrs. LeFrak, DeMark and O'Brien and Ambassador Cobb held 1,000 shares subject to outstanding restricted common stock.

        The following table sets forth the compensation for future services expected to be paid annually to our non-employee directors for their service on our Board. The amounts set forth below are annual amounts based on current agreements but are paid on a monthly basis.

Name	Retainer Fees
Chinh E. Chu	—
Ambassador Sue M. Cobb	$100,000
Eugene F. DeMark	$175,000
Thomas M. O'Brien	$100,000
Wilbur L. Ross, Jr.	—
Pierre Olivier Sarkozy	—
Lance N. West	—

        Each non-employee director receives an annual retainer fee of $100,000 for his or her service on our Board and any committee thereof, except that Mr. DeMark receives an additional $75,000 for his role as Chairman of the Audit and Risk Committee. Directors who are also our employees have not received and will not receive any compensation from us for service on our Board or Board committees.

  Stock-Based Compensation

        On February 15, 2012, Messrs. LeFrak and DeMark and Ambassador Cobb each received a grant of 1,000 shares of restricted common stock. This restricted common stock vests in three substantially equal annual installments commencing February 15, 2013, except for accelerated vesting in the event of a director's death or disability and in certain circumstances relating to a change in control of the Company.

        On May 9, 2012, Mr. O'Brien received a grant of 1,000 shares of restricted common stock. This restricted common stock vests in three substantially equal annual installments commencing May 9, 2013, except for accelerated vesting in the event of a director's death or disability and in certain circumstances relating to the a change in control of the Company,

        On February 24, 2012, Messrs. Chu, Ross, Sarkozy and West each received a grant of 100 shares of common stock.

        On April 19, 2013, our Board of Directors approved a grant of 1,000 shares of restricted common stock for each of Messrs. DeMark and O'Brien and Ambassador Cobb, as well as an additional grant of 2,000 shares of restricted common stock for Mr. DeMark as the Lead Independent Director.

  Director Expenses

        The Company also reimburses expenses incurred by directors to attend Board and committee meetings, educational seminars and other expenses directly related to the Company's business.

Director Nominating Process and Diversity

        The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

        The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of nomination for Board membership. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings, and the Company's annual meetings of stockholders.

  Candidates Nominated by Stockholders

        The Nominating and Corporate Governance Committee will also consider nominees recommended by stockholders. Our Corporate Governance Guidelines provide that nominees recommended by stockholders should be given appropriate consideration in the same manner as other nominees. Pursuant to the Company's Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nominating and Corporate Governance Committee for election at the 2014 annual meeting may do so by delivering written notice, no earlier than January 23, 2014 and no later than February 22, 2014, of such nominees' names to BankUnited, Inc., 14817 Oak Lane Miami Lakes, FL 33016, Attention: Corporate Secretary. Any stockholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a stockholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of stockholders entitled to notice of and to vote at the 2014 annual meeting of stockholders and at the time of the 2014 annual meeting of stockholders and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws.

        The Company's Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company's Corporate Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner (collectively, the "Nominating Person"). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company's Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the stockholder giving the notice intends to appear in person or by proxy at the 2014 annual meeting to nominate the person named in the notice.

        The Company's Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.

        For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company's Amended and Restated By-Laws.

        No candidates for director nominations were submitted by any stockholder in connection with the Annual Meeting.

Communications with the Board of Directors

        Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company's Corporate Secretary at BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

        The Audit and Risk Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit and Risk Committee may do so by writing in care of the Chairman, Audit and Risk Committee, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Executive Sessions

        The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management. In 2012, non-management directors of the Company met in executive session two times. The Company's Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. DeMark currently serves as the Presiding Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, including the Presiding Director, see "Communications with the Board of Directors" above.

 Outside Advisors

        Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management's consent to retain outside advisors.

Attendance at Annual Meeting

        As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. All of the current directors, except Mr. Ross, attended the 2012 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

        During 2012, our Compensation Committee consisted of Messrs. LeFrak and DeMark and Ambassador Cobb. Mr. O'Brien was nominated and appointed to the Committee in May 2012. None of them had at any time in the last fiscal year been one of our officers or employees, and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K.

        None of our executive officers serves or has served as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires BankUnited, Inc.'s directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all such filing requirements were met during 2012.

Executive Officers

        Set forth below is information, as of the date of the Annual Meeting, May 23, 2013, concerning the Company's executive officers and Mr. Melby, an executive officer of BankUnited, National Association (the "Bank").

Name	Age	Position
John A. Kanas	66	Chairman, President and CEO
John Bohlsen	70	Vice Chairman and Chief Lending Officer
Leslie Lunak	54	Chief Financial Officer
Rajinder P. Singh	42	Chief Operating Officer
Randy R. Melby	56	Senior Executive Vice President, Chief Risk Officer of the Bank

        John A. Kanas.    For biographical information regarding Mr. Kanas, see page 8.

        John Bohlsen.    For biographical information regarding Mr. Bohlsen, see page 9.

        Leslie Lunak has been our Chief Financial Officer since March 1, 2013 and previously served as the Bank's Executive Vice President and Chief Accounting Officer since October 2010. From August 2004 through October 2010, Ms. Lunak was an Audit Director at the public accounting firm McGladrey & Pullen, LLP. Her responsibilities included overseeing audit engagements and the performance of financial and accounting consulting services for clients primarily engaged in the financial services industry, serving as a designated national financial services industry specialist and serving as a subject matter expert in a variety of technical accounting areas, including derivatives, equity instruments, fair value accounting and acquisition accounting. She was also responsible for the development and presentation of a wide variety of continuing education courses for both internal and external audiences. From 2001 through August 2004, Ms. Lunak was a senior audit manager with the certified public accounting firm Adair, Fuller, Witcher and Malcom, with oversight responsibility for all of the firm's audit engagements. From June 1985 through 2001, Ms. Lunak was an independent consultant, providing finance and accounting related services to clients consisting primarily of community banks and thrifts and the U.S. Drug Enforcement Administration. From 1979 through June 1985, Ms. Lunak was with the public accounting firm Deloitte, where she was an audit manager serving primarily clients in the banking industry and was designated a national banking industry specialist. Ms. Lunak is a Florida CPA and received a B.S. in Accounting from Oklahoma State University.

        Rajinder P. Singh is our Chief Operating Officer and has been with us since our inception in May 2009. Prior to joining us, Mr. Singh led the financial services practice of WL Ross & Co., a private equity firm and investor in the Company, from April 2008 to May 2009. From December 2006 through April 2008, Mr. Singh served as Executive Vice President for Capital One's banking segment, which includes retail, small business and commercial banking businesses in New York, New Jersey, Connecticut, Louisiana and Texas and a national direct deposit gathering franchise. Mr. Singh was a member of Capital One's Bank Leadership Team and chaired the Deposit Pricing Committee. He also served on Capital One's ALCO and brand board. Previously, Mr. Singh served as Head of Corporate Development and Strategy for North Fork from February 2005 to December 2006. During his tenure, North Fork was acquired by Capital One for $13.2 billion. Prior to joining North Fork in February 2005, Mr. Singh spent nine years at FleetBoston Financial Corporation and last served as Managing Director of Corporate Development and Strategy. Mr. Singh earned his M.B.A. from Carnegie Mellon University in Pittsburgh and his B.S. in chemical engineering from the Indian Institute of Technology in New Delhi.

        Randy R. Melby joined the Bank in September 2009 as Executive Vice President, Chief Risk Officer and was promoted to Senior Executive Vice President, Chief Risk Officer in February 2011. Mr. Melby is responsible for enterprise risk oversight, which includes loan review, internal audit, compliance, including BSA and AML, and overall operations and credit risk management. Prior to joining the Bank, Mr. Melby served as Senior Vice President and General Auditor for Washington Mutual/JP Morgan Chase in Seattle from December 2004 to January 2009. Before this, he spent 24 years with Norwest Corporation/Wells Fargo. He held a variety of leadership positions in the internal audit and commercial loan operations areas. Mr. Melby received a B.S. in accounting and management from the University of North Dakota. Mr. Melby is a member of the Institute of Internal Auditors, graduated with honors from the Pacific Coast School of Banking and is also a graduate of the BAI Graduate School of Bank Operations & Technology.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

        The Audit and Risk Committee has appointed KPMG LLP to serve as BankUnited, Inc.'s independent registered public accounting firm for its fiscal year ending December 31, 2013. The Audit and Risk Committee and the Board of Directors seek to have the stockholders ratify the Audit and Risk Committee's appointment of KPMG LLP, which has served as BankUnited, Inc.'s independent registered public accounting firm or independent auditor since 2009. Although BankUnited, Inc. is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG LLP is not ratified by the stockholders, the Audit and Risk Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG LLP.

        Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

 Report of the Audit and Risk Committee

        The Audit and Risk Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit and Risk Committee consists of directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC. The Company's management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and auditing the Company's internal control over financial reporting and expressing an opinion on the effectiveness thereof. In this context, the Audit and Risk Committee has met and held discussions with management and KPMG LLP, the Company's independent registered public accounting firm, regarding the fair and complete presentation of the Company's financial statements and the assessment of the Company's internal control over financial reporting.

        The Audit and Risk Committee has discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T and has reviewed and discussed KPMG LLP's independence from the Company and its management. As part of that review, the Audit and Risk Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit and Risk Committee concerning independence. The Audit and Risk Committee also has considered whether KPMG LLP's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit and Risk Committee has concluded that KPMG LLP is independent from the Company and its management.

        The Audit and Risk Committee meets with the Chief Financial Officer and representatives of KPMG LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

        In reliance on the reviews and discussions referred to above, the Audit and Risk Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

The Audit and Risk Committee

Eugene DeMark (Chairman)
Thomas M. O'Brien
Ambassador Sue M. Cobb

Fees Paid to KPMG LLP

        The following table presents fees for professional services provided by KPMG LLP in each of the last two fiscal years in each of the following categories, including related expenses:

	2012	2011
Audit Fees	$1,965,000	$1,767,500
Audit-Related Fees	$270,000	$267,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,235,000	$2,035,000

        Audit Fees:    Includes the aggregate fees billed by KPMG LLP for professional services and expenses rendered for the audit of the Company's consolidated financial statements, reviews of consolidated financial statements included in the Company's Forms 10-Q and the audit of the Company's internal control over financial reporting. Also includes the aggregate fees billed for professional services performed in connection with the Company's filing of certain registration statements and the related issuance of consents and comfort letters.

        Audit-Related Fees:    Includes the aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit of the Company's consolidated financial statements and are not reported under "Audit Fees." These services primarily relate to attestation services performed to report on the Company's compliance with certain contractual provisions of the Purchase and Assumption Agreement between the Company and the FDIC, compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development and the audit of the BankUnited 401(k) Plan.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit and Risk Committee has adopted a policy that requires advance approval of all audit, audit related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit and Risk Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit and Risk Committee must approve the permitted service before the independent auditor is engaged. The Audit and Risk Committee pre-approved all of the audit and non-audit services provided to the Company by KPMG LLP in fiscal year 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

        The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of the executive officers who appear in the "Summary Compensation Table for 2012" below (referred to collectively throughout this section as our "named executive officers" and with respect to our named executive officers other than Messrs. Pauls and Melby, the "Management Members"). Our named executive officers for the fiscal year ended December 31, 2012 were:

  •
  John A. Kanas, Chairman, President and Chief Executive Officer

  •
  Douglas J. Pauls, Chief Financial Officer

  •
  John Bohlsen, Vice Chairman and Chief Lending Officer

  •
  Rajinder P. Singh, Chief Operating Officer

  •
  Randy R. Melby, Senior Executive Vice President, Chief Risk Officer of the Bank

Objectives of Our Executive Compensation Program

        Our executive compensation philosophy is primarily based on pay-for-performance. Accordingly, our executive compensation programs are designed to achieve the following objectives:

  •
  Align the interests of our executives with those of our stockholders.  We link a meaningful portion of compensation to the achievement of our long-term goals by rewarding executive officers if and when stockholder value increases. To that end, a significant portion of the compensation awarded to our executives is in the form of equity-based compensation.

  •
  Retain management.  Compensation for executives is designed such that we retain them by having meaningful vesting long-term equity compensation.

  •
  Motivate through ownership.  We believe that the best way to inspire leadership and performance is by distributing ownership in the form of equity-based compensation throughout our ranks and requiring executive management to retain meaningful exposure to our Company's stock.

Setting Executive Compensation

        Prior to August 29, 2012, our executive compensation program was largely based on arrangements that were negotiated at the time that our Company was founded. BankUnited, Inc. was organized by a management team led by the Management Members and our former Chief Financial Officer, John DiGiacomo, on April 28, 2009. At that time, the founding members of the management team directly negotiated the terms of their compensation with the investors.

        On August 29, 2012, the Compensation Committee approved the amended and restated employment agreements (the "Employment Agreements") by and between each of the Management Members and the Company and by and between each of the Management Members and the Bank.

        Mr. Pauls replaced our former Chief Financial Officer in 2009, and as a result, Mr. Pauls' compensation components were similar to those provided to that former Chief Financial Officer prior to his departure. The level of Mr. Pauls' compensation was negotiated by him and the Company and was ultimately subject to approval by our Board. On August 30, 2012, the Company announced the retirement of Mr. Pauls as Chief Financial Officer of the Company and the Bank, effective February 28, 2013. His retirement was not due to any disagreement with the Company on any matter related to the Company's operations, policies or practices. Following February 28, 2013, Mr. Pauls agreed to remain with the Company in a non-executive consulting capacity to assist with all matters necessary through December 31, 2013. The Company also announced the promotion of Leslie Lunak, as of March 1, 2013, to Chief Financial Officer of the Company and the Bank.

        Mr. Melby, who is not a founding member of our management team, commenced employment with the Bank on September 28, 2009 and the terms of his compensation were the product of negotiation between Mr. Melby and the Bank and subject to final approval by the Bank's Board of Directors.

Role of Compensation Committee

        Since our inception, our Compensation Committee has been responsible for such matters as the determination of discretionary bonus amounts, if any, to be paid to our named executive officers, the implementation of the BankUnited, Inc. 2009 Stock Option Plan and 2010 Omnibus Equity Incentive Plan, including the determination of grant amounts, vesting terms and exercise prices of awards under such plans, as well as the approval of the Employment Agreements and the Annual Incentive Plan. In addition, our Compensation Committee was responsible for vetting and approving our 401(k) plan and Nonqualified Deferred Compensation Plan.

Role of Compensation Consultant

        In July 2012, the Compensation Committee engaged Pearl Meyer, a compensation consulting firm, to provide advice with respect to executive compensation matters, including with respect to the terms and conditions of the Employment Agreements. In this regard, as directed by the Compensation Committee, the compensation consultant, among other things, assisted the Compensation Committee in reviewing the compensation program for management, provided data relating to our industry and for a representative peer group for comparison (but not specifically benchmarking) purposes and advised the Compensation Committee on best practices for executive compensation, including advising on the Employment Agreements entered into with the Management Members. The Compensation Committee believes that Pearl Meyer is able to provide independent, objective compensation advice to the Compensation Committee. Other than providing the advice and services described above, Pearl Meyer provided no other services to either the Company or the Compensation Committee during the 2012 fiscal year, and the Compensation Committee is not aware of any conflict of interest that exists that would prevent Pearl Meyer from being so independently engaged. Based on the above, the Compensation Committee assessed the independence of Pearl Meyer and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently representing the Compensation Committee.

Risk Oversight

        The Audit and Risk Committee of our Board, which is comprised of non-employee directors, is currently responsible for risk oversight within our Company, including with respect to compensation practices. Mr. Melby is responsible for developing an Enterprise Risk Management framework to identify, manage and mitigate risks across our Company. This framework, which involves ongoing participation and oversight by our Board, captures compensation-related risk amongst various other dimensions of risk. In addition, our Company is a bank holding company subject to ongoing supervision, examination and regulation by the Federal Reserve, including its guidance on compensation practices. We do not believe that our overall compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company.

 Executive Officer Compensation

Principal Components of Compensation of Our Named Executive Officers

        The compensation package offered to our executive officers, including our named executive officers, consists of:

  •
  Base salary.  Base salaries for our executive officers are designed to compensate the executive for the experience, education, personal qualities and other qualifications of that individual that are essential for the specific role the executive serves within our Company, while remaining competitive with the market.

  •
  Performance-based annual bonuses.  Commencing in 2013 and pursuant to the terms of the Employment Agreements, each of the Management Members may be eligible to receive an annual incentive award with respect to a 12-month performance period, with the actual amount of each bonus to be based upon the achievement of performance criteria established by the Compensation Committee. Additional information regarding these annual incentive awards are described under "Employment Agreements" below. Annual incentive awards may also be paid to other named executive officers under the terms of the Annual Incentive Plan with respect to 2013 and future years.

  •
  Retention bonuses; discretionary cash bonuses.  As of 2012, Management Members are eligible to receive retention bonuses, subject to remaining employed through specified dates, as further described under "Employment Agreements" below. Our other named executive officers are eligible to receive discretionary cash bonuses as determined by our Board. The determination of the amounts of such discretionary bonuses has been and will continue to be determined in accordance with the Company's Policy on Incentive Compensation Arrangements, which provides that bonus amounts are to be based upon the past, present, and expected future contributions of an employee or group of employees to the overall success, safety, and soundness of the organization. Factors considered in evaluating those contributions will include, among other things: overall individual performance, organizational performance, individual contribution to organizational performance, business segment performance, and level of individual responsibilities. The Company's Policy on Incentive Compensation Arrangements is designed to balance risk and financial results in a manner that does not encourage employees to expose the Company to imprudent risks.

  •
  Long-term equity-based compensation.  In general, we provide a significant portion of the compensation due to our named executive officers in the form of long-term equity-based compensation. We believe that providing compensation that is contingent on our long-term performance and that is at-risk serves to align the long-term interests of our named executive officers with the long-term interests of our stockholders. To date, long-term equity-based compensation has generally been granted to our executives upon commencement of employment and/or on an annual basis thereafter. Additionally, in connection with their respective Employment Agreements, the Management Members entered into long-term equity-based compensation arrangements for retention purposes and also have an opportunity to receive performance-based long-term equity-based compensation awards.

  •
  Limited perquisites and other benefits.  Our executive officers, including our named executive officers, are eligible to participate in our 401(k) retirement plan and the Management Members and Mr. Pauls are also eligible to participate in our Nonqualified Deferred Compensation Plan. Messrs. Kanas, Pauls, Bohlsen, Singh and Melby receive a car allowance and, in addition, Messrs. Kanas and Bohlsen are provided with a company-paid driver.

 Compensation Mix

        Our current compensation package is designed to provide a strong link between the compensation of our executives and the success of our Company and our stockholders generally. The cash components—base salary and cash bonus compensation—collectively represent what we believe is appropriate pay for expected performance during the year. The equity-based compensation component is designed to encourage high performance by closely aligning an executive's pay with the interests of our stockholders. The allocation between different elements of compensation with respect to our named executive officers has been a product of individual negotiations to date. Furthermore, as discussed below, with respect to the Management Members, base salaries were reduced in 2012 and long-term cash and equity-based compensation arrangements were increased in order to promote the retention of each Management Member, as well as to tie total compensation to the long-term success of Company and align with the interests of stockholders, as opposed to guaranteeing compensation in the form of higher base salaries.

Employment Agreements

        We entered into the Employment Agreements with each of the Management Members. The term of employment under each of the agreements is for three years from July 1, 2012, in the case of Messrs. Kanas and Singh, and one year from July 1, 2012, in the case of Mr. Bohlsen. Mr. Pauls' employment agreements expired on September 1, 2012, and were not renewed. Mr. Melby is not party to an employment agreement and instead his employment is subject to the terms of an offer letter and a change in control agreement, each with the Bank. The Employment Agreements and offer letter set forth the compensatory terms of each of our named executive officers' employment. For additional information regarding certain provisions of each named executive officer's employment agreement or offer letter, see "Potential Payments Upon Termination or Change-in-Control."

  Base Salary

        We provide each of our executive officers and other employees with a base salary to compensate them for services rendered during the year. We believe that, with respect to our named executive officers, base salary should compensate the executives for their service and performance but that superior contributions and performance should be rewarded by other forms of compensation, including long-term equity-based compensation. The base salary for each of our named executive officers was set in his employment agreement or offer letter. Under each of the Employment Agreements, the base salary of each of the Management Members was reduced effective as of September 1, 2012 as follows: Mr. Kanas—from $2,250,000 to $0; Mr. Bohlsen—from $1,250,000 to $500,000; and Mr. Singh—from $1,000,000 to $500,000. The base salaries of each of Mr. Pauls and Mr. Melby in 2012 did not change from their respective 2011 base salaries.

  Performance-Based Annual Bonuses

        Commencing in 2013 and pursuant to the terms of their respective Employment Agreements, each of the Management Members will be eligible to receive a performance-based annual bonus award for the current performance period that began on July 1, 2012 and ends on June 30, 2013. The target bonus opportunities set forth in the Employment Agreements are as follows: $1,530,000 for Mr. Kanas and 75% of annual base salary (i.e., $375,000) for each of Messrs. Bohlen and Singh. Actual bonus amounts will be determined by the Compensation Committee following the conclusion of the performance period, based upon the achievement of the applicable performance criteria established by the Compensation Committee. The applicable performance criteria for each Management Member include, for example, net interest margin goals as compared to industry peers, goals related to minimizing non-performing assets ratios, increasing total deposits and reducing costs of deposits, and successfully launching into specified geographical markets.

  Retention and Other Cash Bonuses

        Pursuant to the terms of their respective Employment Agreements, each of the Management Members earned the following cash retention awards on December 31, 2012 by remaining employed through such date: $1,500,000 for Mr. Kanas and $750,000 for each of Messrs. Bohlsen and Singh. The purpose of the retention bonuses is to incentivize Management Members to continue their employment with us and the Bank, and in that regard, the size of the respective bonuses were determined to provide retentive value. Messrs. Kanas and Singh are eligible to earn the same respective retention bonus amounts on each of December 31, 2013 and December 31, 2014, subject to their continued employment through such dates.

  Discretionary Bonuses

        On December 10, 2012, we awarded Mr. Pauls $200,000 and Mr. Melby $325,000 for their respective performances in the 2012 fiscal year and overall contribution to the Company. Pursuant to his offer letter, Mr. Melby is eligible to receive an annual bonus with a target bonus opportunity equal to $300,000, due to his role as the Chief Risk Officer of the Bank and our belief that a lesser portion of his overall compensation should be in the form of equity-based compensation and, accordingly, at-risk. Consistent with the Company's Policy on Incentive Compensation Arrangements, the bonus amounts ultimately determined for Mr. Pauls and Mr. Melby were based on a subjective evaluation of such factors as their overall individual performance, organization performance, individual contribution to organizational performance, business segment performance, and/or level of individual responsibilities, and not based on the achievement of any performance goals established by the Compensation Committee in advance.

  Equity-Based Compensation

  Background/LLC Liquidation

        The Management Members and Mr. Pauls previously held equity-based compensation in the form of profits interest units, or PIUs, in BU Financial Holdings LLC (the "LLC"), our parent company prior to the reorganizations consummated in connection with our IPO. The PIUs represented the right of the holder to share in distributions from the LLC after investors had received certain returns on their investment. In connection with the IPO, the LLC was liquidated and the Management Members received a combination of common stock (both shares not subject to vesting schedules and restricted shares that were subject to vesting schedules) and options to purchase common stock (both vested and unvested) as well as certain dividend equivalent rights, in each case, in respect of the vested and unvested PIUs that were then held by the Management Members and Mr. Pauls in the LLC. The shares issuable upon exercise of options are newly issued shares that are issued under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. Mr. Melby did not previously hold PIUs and had instead been awarded stock options to purchase shares of our common stock under the BankUnited, Inc. 2009 Stock Option Plan.

        The PIUs were divided into two equal types of profits interests. Half of the PIUs, referred to as time-based PIUs, vested with the passage of time following the grant date. The remaining half of the PIUs, referred to as IRR-based PIUs, vested immediately prior to the consummation of the IPO.

        In conjunction with the IPO, the PIUs were exchanged for a combination of vested and unvested common shares and vested and unvested stock options. The equity instruments issued in exchange for PIUs included:

  •
  3,863,491 vested common shares

  •
  1,931,745 unvested common shares

  •
  3,023,314 vested stock options

  •
  1,511,656 unvested stock options

        The unvested instruments corresponded to the unvested time-based PIUs and continued to vest according to the original vesting schedule of such time-based PIUs. The remainder of these instruments vested in 2012.

  Dividend Equivalent Rights

        In respect of the vested PIUs held by each of the Management Members and Mr. Pauls, such individual received, among other forms of equity, a dividend equivalent right entitling the holder to receive the economic benefit, for a period of ten years following the date of grant, of any dividends paid with respect to our common stock after the IPO as though such holder owned the number of shares of our common stock that would be issuable upon exercise of the vested options received by such holder.

        In respect of the unvested PIUs held by each of the Management Members, such individual received, among other forms of equity, a dividend equivalent right entitling the holder to an aggregate payment from us, at the time the unvested options received by such holder vest in accordance with their terms, in an amount equal to the amount of all dividends that would have been paid in respect of such unvested options after the date of the IPO and prior to such vesting date as though such holder owned the number of shares of our common stock that would be issuable upon the vesting and exercise of such options. The last vesting of these PIUs occurred in 2012, and as such, the Management Members and Mr. Pauls have no continuing dividend equivalent rights with respect to these PIUs.

  Stock Options

        Although the Compensation Committee has awarded stock options to executive officers in prior years, in 2012, the Compensation Committee did not award stock options to any named executive officer as part of his long-term equity-based compensation. Should stock options be granted to named executive officers in the future, these awards will be determined following the key principles under the Company's Policy on Incentive Compensation Arrangements, including their valuable contribution to the organization, disciplined balance of risk and financial results, exceptional focus on risk management and internal controls and strong corporate governance.

  Restricted Shares

        On August 29, 2012, pursuant to their respective employment agreements, Mr. Kanas was granted 178,643 restricted shares, Mr. Bohlsen was granted 29,774 restricted shares, and Mr. Singh was granted 89,322 restricted shares, in each case as a retention-based equity incentive award. In the case of Messrs. Kanas and Singh, each restricted stock award vested as to one-third on December 31, 2012 by remaining employed through such date, and the remaining two-thirds of the shares subject to the awards will vest in equal portions on each of December 31, 2013 and December 31, 2014, subject to their continued employment through such dates. Additionally, each such one-third installment of restricted shares is subject to a one-year transfer restriction following vesting. In the case of Mr. Bohlsen, the restricted stock award will fully vest on June 30, 2013, subject to his continued employment through such date, and his employment term will expire on July 1, 2013.

        Pursuant to his offer letter, Mr. Melby is eligible to receive grants of equity-based compensation. After a review of subjective criteria relative to Mr. Melby's performance and to provide Mr. Melby with continued long-term incentive opportunities, the Compensation Committee granted him 15,000 restricted shares on December 10, 2012 in respect of his performance in the 2012 fiscal year. The restricted shares vest in substantially equal installments on each of the first three anniversaries of the grant date, subject to Mr. Melby's continued employment with the Company through such dates. The named executive officers are entitled to receive dividend payments in respect of their restricted shares.

  Performance-Based Share Awards

        Commencing in 2013 and pursuant to the terms of their respective Employment Agreements, each of the Management Members will be eligible to receive an award of performance-based shares based on performance during the current performance period that began on July 1, 2012 and ends on June 30, 2013. The target award opportunities are as set forth under the Employment Agreements as follows: $680,000 for Mr. Kanas and $375,000 for each of Messrs. Bohlen and Singh. Actual awards have not yet been granted (under FASB ASC Topic 718 or otherwise) and will only be granted as determined by the Compensation Committee following the conclusion of the performance period, based upon the achievement of the applicable performance criteria established by the Compensation Committee, including net interest margin goals as compared to industry peers, goals related to minimizing non-performing assets ratios, increasing total deposits and reducing costs of deposits, and successfully launching into specified geographical markets. In the case of Messrs. Kanas and Singh, any awards that are granted will be vested as to one-third as of the end of the performance period (e.g., June 30, 2013) and the unvested portion of the awards will vest on each June 30 of each of the two subsequent years, subject to their continued employment through such dates. In the case of Mr. Bohlsen, his award will fully vest on June 30, 2013, subject to his continued employment through such date, and his employment term will expire on July 1, 2013.

Equity Ownership Requirements

        In connection with the formation of our Company, our Management Members and Mr. Pauls were required to invest a portion of their personal assets in our Company. Mr. Kanas invested $23,500,000, Mr. Bohlsen invested $10,000,000 and Mr. Singh invested $1,000,000. Mr. Pauls invested $1,000,000 in our Company in connection with the commencement of his employment. The amounts that the Management Members and Mr. Pauls were initially required to invest varied and each executive's investment amount was in relation to his net worth. Mr. Melby joined the Bank subsequent to our formation and was not required to invest any of his personal assets in our Company.

        In connection with the IPO and in exchange for the PIUs vesting described above, we adopted a policy to which the Management Members agreed relating to the minimum amount of equity securities that such Management Members must retain for so long as they are employed by us. This policy, which may be waived from time to time by the Compensation Committee, provides that so long as Mr. Kanas is CEO, he will not sell equity if, after giving effect to such sale, his retained equity (including vested and unvested equity, including options) has a value that is less than twelve times his base salary. Although Mr. Kanas' base salary was eliminated in September 2012, as of April 18, 2013, he held equity securities (including vested and unvested equity, including options) having a value greater than 27 times his base salary that was in effect immediately prior to its being eliminated. Additionally, for Messrs. Bohlsen and Singh, so long as they are employed and are named executive officers of the Company, they will not sell equity if, after giving effect to such sale, their respective retained equity (including vested and unvested equity, including options) has a value that is less than five times their respective base salaries. We believe that requiring members of our senior management to invest and maintain ownership in our Company serves to align their interests with the interests of our stockholders generally. Each of the Management Members' equity holdings far exceed our equity ownership policy guidelines.

Say on Pay

        We value the opinions of our stockholders. At the 2012 annual meeting of stockholders, approximately 99% of the votes cast on the stockholder advisory vote proposal on the compensation of our named executive officers ("Say on Pay") were cast in favor of our executive compensation program. In addition, over a majority of the votes cast on the Say on Pay frequency vote proposal were in favor of holding a Say on Pay vote every three years such that there will not be a Say on Pay vote until the

2015 annual meeting of stockholders. The Compensation Committee reviewed the results of the Say on Pay vote in 2012 and did not make changes to our executive compensation program based on the outcome of the vote and decided to retain the same general approach to our program. However, as described in greater detail above, certain changes to our executive compensation program were made in 2012 in an effort to improve our compensation practices generally and to further align compensation with the interests of our stockholders and otherwise in the interests of retaining key executives, such as entering into the Employment Agreements with the Management Members, which include expiring provisions on gross-up payments for golden parachute excise taxes, eliminating possible discretionary cash bonuses in favor of performance-based cash incentives for the Management Members, and eliminating certain time-based equity incentive awards in favor of performance-based equity incentives for the Management Members.

Tax and Accounting Implications

        Transition provisions under Section 162(m) of the Internal Revenue Code of 1986, as amended, may apply for a period of three years following the consummation of the IPO to certain compensation arrangements that were entered into by a corporation before it was publicly held.

 COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Richard S. LeFrak, Chair
Eugene F. DeMark
Ambassador Sue M. Cobb
Thomas M. O'Brien

 Summary Compensation Table

        The following summary compensation table sets forth the total compensation paid or accrued for the year ended December 31, 2012 to our named executive officers.

Summary Compensation Table for 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)		Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(5)	All Other Compensation ($)		Total ($)
John A. Kanas	2012	1,500,000	1,500,000	3,980,250	(2)	—	14,019	510,873	(6)	7,505,142
Chairman,	2011	2,250,000	—	—		—	5,319	183,462		2,438,781
President and CEO	2010	2,250,000	—	131,276	(3)	—	7,139	107,283		2,495,698

Douglas J. Pauls	2012	650,000	200,000	—		—	4,781	66,452	(7)	921,233
Chief Financial	2011	650,000	—	—		719,000	1,599	44,250		1,414,849
Officer	2010	650,000	—	10,592	(3)	—	2,044	44,250		706,886

John Bohlsen	2012	1,000,000	750,000	750,000	(2)	—	6,046	321,801	(8)	2,827,847
Vice Chairman and	2011	1,250,000	—	—		719,000	2,288	148,058		2,119,346
Chief Lending Officer	2010	1,250,000	—	67,338	(3)	—	3,071	62,283		1,382,692

Rajinder P. Singh	2012	833,334	750,000	1,990,125	(2)	—	6,079	218,467	(9)	3,798,005
Chief Operating	2011	1,000,000		—		719,000	2,288	60,520		1,781,808
Officer	2010	1,000,000	—	58,448	(3)	—	3,071	55,218		1,116,737

Randy R. Melby	2012	325,000	325,000	347,700	(2)	—	—	43,540	(10)	1,041,240
Senior Executive Vice	2011	325,000	300,000	576,270	(2)	—	—	23,025		1,224,295
President, Chief Risk Officer of the Bank	2010	325,000	300,000	—		—	—	37,172		662,172

(1)
For each of Messrs. Kanas, Bohlsen and Singh, represents a retention bonus earned on December 31, 2012. For each of Messrs. Pauls and Melby, represents a discretionary bonus earned in each of the reflected years.

(2)
Represents the aggregate grant date fair value of restricted shares granted to the named executive in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the value of each award are included in "Note 17, Equity Based Compensation and Other Benefit Plans" to our consolidated financial statements in our 2012 Annual Report on Form 10-K filed with the SEC on February 25, 2013.

(3)
Represents the aggregate value of the PIUs granted to the Management Members in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the value of each award are included in "Note 16, Equity Based Compensation and Other Benefit Plans" to our consolidated financial statements in our 2011 Annual Report on Form 10-K filed with the SEC on February 28, 2012.

(4)
Represents the aggregate grant date fair value of the stock options granted to the named executive officers in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the value of each award are included in "Note 17, Equity Based Compensation and Other Benefit Plans" to our consolidated financial statements in our 2012 Annual Report on Form 10-K filed with the SEC on February 25, 2013.

(5)
Represents the value of above-market earnings on nonqualified deferred compensation amounts credited with respect to each applicable named executive officer. Pursuant to our Nonqualified Deferred Compensation Plan, amounts deferred thereunder are credited with interest at a rate of 6% per annum. According to IRS guidelines, as of December 2012, interest above 3.37% is considered above market.

(6)
All other compensation for Mr. Kanas includes contributions of $11,250 and $112,500 made by us on Mr. Kanas' behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $21,675 for an automobile allowance, $71,958 for a driver allowance and $293,490 in dividend payments.

(7)
All other compensation for Mr. Pauls includes contributions of $11,250 and $12,992 made by us on Mr. Pauls' behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $15,000 for an automobile allowance and $27,210 in dividend payments.

(8)
All other compensation for Mr. Bohlsen includes contributions of $11,250 and $56,250 made by us on Mr. Bohlsen's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $24,875 for an automobile allowance, $79,672 for a driver allowance and $149,754 in dividend payments.

(9)
All other compensation for Mr. Singh includes contributions of $11,250 and $60,000 made by us on Mr. Singh's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $15,520 for an automobile allowance and $131,697 in dividend payments.

(10)
Represents a contribution of $11,250 made by us on Mr. Melby's behalf to our 401(k) plan, $12,000 for an automobile allowance and $20,290 in dividend payments.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to the plan-based awards granted to each of our named executive officers during 2012.

2012 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					All Other Stock Awards: Number of Shares of Stock (#)
							Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mr. Kanas	8/29/2012	1,190,000	1,530,000	1,870,000	178,643	(2)	25.19	3,980,250	(5)
Mr. Pauls	N/A	—	—	—	—		—	—
Mr. Bohlsen	8/29/2012	250,000	375,000	500,000	29,774	(3)	25.19	750,000
Mr. Singh	8/29/2012	250,000	375,000	500,000	89,322	(2)	25.19	1,990,125	(5)
Mr. Melby	12/10/2012	—	—	—	15,000	(4)	23.18	347,700

(1)
Represents performance-based annual incentive awards pursuant to Employment Agreements for the performance period that began on July 1, 2012 and ends on June 30, 2013.

(2)
Represents grants of restricted shares granted to each named executive under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. These shares vested as to one-third of the shares subject to the award on December 31, 2012 and will vest as to an additional one-third on each December 31 of 2013 and 2014, subject to the named executive officer's continued employment with the Company through each applicable vesting date. These shares embody post-vesting transfer restrictions through the first anniversary of each vesting date.

(3)
Represents grants of restricted shares granted to Mr. Bohlsen under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. These shares will vest on June 30, 2013, subject to Mr. Bohlsen's continued employment with the Company through the vesting date.

(4)
Represents grants of restricted shares granted to Mr. Melby under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. These shares will vest as to one-third of the shares subject to the award on each of the first three anniversaries of the grant date, subject to Mr. Melby's continued employment with the Company through each applicable vesting date.

(5)
Represents value of restricted shares based on the closing price of the Company's common stock at the date of grant, less a discount for lack of marketability related to post-vesting transfer restrictions through the first anniversary of each vesting date, pursuant to FASB ASC Topic 718.

 Outstanding Equity Awards at Fiscal Year-End

        The following table shows grants of equity awards outstanding on December 31, 2012 for each of our named executive officers:

Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested		Market Value of Shares That Have Not Vested(1)
Mr. Kanas	2,226,258	—		27.00	2/2/2021
						119,095	(2)	2,910,682
Mr. Pauls	181,399	—		27.00	2/2/2021
	33,334	66,666	(3)	22.31	12/16/2021
Mr. Bohlsen	1,137,865	—		27.00	2/2/2021
	33,334	66,666	(3)	22.31	12/16/2021
						29,774	(2)	727,677
Mr. Singh	989,448	—		27.00	2/2/2021
	33,334	66,666	(3)	22.31	12/16/2021
						59,548	(2)	1,455,353
Mr. Melby	9,733	4,867	(4)	17.86	3/29/2020
						30,333	(5)	741,339

(1)
Based on the $24.44 closing price of our common stock on December 31, 2012.

(2)
As to Messrs. Kanas and Singh, fifty percent scheduled to vest on December 31, 2013, and the remaining fifty percent scheduled to vest on December 31, 2014. As to Mr. Bohlsen, one hundred percent scheduled to vest on June 30, 2013.

(3)
Fifty percent scheduled to vest on December 16, 2013, and the remaining fifty percent scheduled to vest on December 16, 2014.

(4)
Scheduled to vest on March 29, 2013.

(5)
For 7,333 shares, fifty percent scheduled to vest on March 11, 2013, and the remaining fifty percent scheduled to vest on March 11, 2014. For 8,000 shares, fifty percent scheduled to vest on December 16, 2013, and the remaining fifty percent scheduled to vest on December 16, 2014. For 15,000 shares, one-third will vest on each of the first, second and third anniversaries of December 10, 2012.

 Option Exercises and Stock Vested

        The following table contains information regarding equity held by our named executive officers, which vested during fiscal year 2012.

2012 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mr. Kanas	—	—	533,703	12,735,501
Mr. Pauls	—	—	38,635	975,534
Mr. Bohlsen	—	—	242,346	5,765,411
Mr. Singh	—	—	240,510	5,741,086
Mr. Melby	—	—	7,667	177,174

(1)
Represents shares vested in connection with arrangements in existence at the time of our IPO, as well as pursuant to the terms of the restricted stock awards.

(2)
The value is equal to the closing market price of a share of our common stock at the vesting date, multiplied by the number of shares vesting on such date.

Nonqualified Deferred Compensation

        The Management Members and Mr. Pauls are eligible to participate in our Nonqualified Deferred Compensation Plan, which allows each executive the ability to defer compensation in excess of annual IRS limits that are applicable to our qualified 401(k) plan. Mr. Melby does not participate in our Nonqualified Deferred Compensation Plan. Each Management Member and Mr. Pauls is also eligible to receive company matching contributions under the plan. For the 2012 plan year, we contributed an amount equal to one hundred percent of the first one percent plus seventy percent of the next five percent of eligible compensation that the executive elects to defer under the plan. Amounts deferred by the executive are vested at all times and amounts that we contribute on his behalf will become vested upon the earlier to occur of a change in control (as defined in the plan), the executive's death, disability, attainment of "Normal Retirement Age" under our 401(k) plan or completion of two years of service. Amounts deferred under our Nonqualified Deferred Compensation Plan are distributed upon a date specified by the executive, which may be no earlier than January 1 of the third plan year following the plan year in which the compensation would have otherwise been paid to the executive, or upon the earliest to occur of the executive's separation from service, disability or a change in control.

Nonqualified Deferred Compensation Table for 2012

	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Kanas	150,000	112,500	31,984	(72,868)	739,368
Mr. Pauls	40,000	12,992	10,908	—	221,296
Mr. Bohlsen	75,000	56,250	13,793	(31,348)	336,432
Mr. Singh	80,000	60,000	13,869	(31,348)	345,258
Mr. Melby	—	—	—	—	—

(1)
The amount of each named executive officer's contribution, if any, to the Nonqualified Deferred Compensation Plan is otherwise reflected as compensation earned in 2012 in the "Summary Compensation Table for 2012."

(2)
Amounts reflect our contributions, if any, to the Nonqualified Deferred Compensation Plan for the applicable named executive officer. These amounts are also reported in the "All Other Compensation" column of "Summary Compensation Table for 2012."

Potential Payments Upon Termination or Change-in-Control

        The Employment Agreements provide for severance payments and benefits, to the extent applicable, in the event of a termination of employment. Mr. Pauls' employment agreements expired on September 1, 2012, and therefore, he is not entitled to severance payments or benefits in the event of a termination of his employment. Mr. Melby is entitled to certain severance payments under the terms of his change in control agreement with the Bank; however, Mr. Melby is not entitled to severance payments or benefits under the terms of his offer letter with the Bank.

        Each of the Employment Agreements provide that in the event of an executive's termination of employment by either the Bank or the Company without Cause (as defined in the respective agreements) or by the Executive for Good Reason (as defined in the respective agreements), such executive will be entitled to receive, subject to the executive's execution of a release of claims against the Bank or the Company, as applicable, payment of any unpaid retention awards, the accelerated vesting of equity awards (subject to certain exceptions), continued coverage under the employer's group health plans at the employer's expense for 24 months, as well as a payment equal to the following: $1,530,000 and $1,530,000 under Mr. Kanas' Employment Agreements with the Bank and the Company, respectively; $1,312,500 and $437,500 under Mr. Singh's Employment Agreements with the Bank and the Company, respectively; and $1,487,500 and $262,500 under Mr. Bohlsen's Employment Agreements with the Bank and the Company, respectively.

        Each of the Employment Agreements with the Bank provide that in the event that on or prior to August 31, 2013 (prior to the expiration of the employment term, in the case of Mr. Bohlsen), it is publicly announced that a binding agreement has been entered into by the Bank and/or the Company with respect to a transaction that, if consummated, would constitute a change in control transaction giving rise to payments and benefits that trigger excise taxes under Section 4999 of the Internal Revenue Code, the Bank will reimburse executive for any such excise taxes and for the taxes imposed on such reimbursement amount, as well as for certain related costs incurred by Executive. After August 31, 2013, such excise tax reimbursement obligation will expire and have no continued effect.

        Each of the Management Members are subject to confidentiality and non-disparagement obligations under the Employment Agreements, as well as non-competition and non-solicitation covenants for a period of 18 months following a termination of employment by the Company for Cause or following Management Member's voluntary resignation without Good Reason.

        The Employment Agreements are subject to regulatory laws to the extent applicable.

        In the event of a change in control (as defined in the Company's 2010 Omnibus Equity Incentive Plan), all outstanding awards held by the named executive officers that are then unvested would be subject to accelerated vesting, and any performance-based shares to be prospectively awarded with respect to a pending performance period would be granted and vested at target levels. Furthermore, under the terms of his change in control agreement, Mr. Melby would be entitled to a payment in the amount equal to one year of his base salary, payable on the date that is six months following completion of a change in control.

        Pursuant to the Employment Agreements, in the event of death or disability, the portion of the outstanding equity award which would have vested in the 12 months immediately following the Management Member's death or disability will vest. Furthermore, each Management Member and his dependents are generally entitled to receive continued coverage under the group health plans of the Bank or the Company, as applicable, at the sole expense of the Bank or the Company, as applicable, for 24 months following his disability or death.

        The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers, which were estimated assuming that the triggering event took place on the last business day of the fiscal year (December 31, 2012) and calculated using the closing price per share of our common stock on such date ($24.44), and also assumes a cash-out of equity awards in connection with a change in control.

	Cash Severance ($)	Continued Benefits ($)		Value of Acceleration of Equity ($)	Excise Tax Gross-Up ($)	Total ($)
Mr. Kanas
Death / Disability	—	35,964		1,682,008	—	1,717,971
For Cause / Without Good Reason	—	—		—	—	—
Without Cause / For Good Reason	3,060,000	35,964		3,590,682	—	6,686,646
Change in Control	—	—		3,590,682	—	3,590,682
Mr. Pauls
Change in Control	—	—		141,999	—	141,999
Mr. Bohlsen
Death / Disability	—	—	(1)	923,676	—	923,676
For Cause / Without Good Reason	—	—		—	—	—
Without Cause / For Good Reason	1,750,000	—	(1)	1,244,675	—	2,994,675
Change in Control	—	—		1,244,675	—	1,244,675
Mr. Singh
Death / Disability	—	31,514		923,676	—	955,190
For Cause / Without Good Reason	—	—		—	—	—
Without Cause / For Good Reason	1,750,000	31,514		1,972,352	—	3,753,866
Change in Control	—	—		1,972,352	—	1,972,352
Mr. Melby
Change in Control	325,000	—		406,757	—	731,757

(1)
Mr. Bohlsen presently receives non-Company/Bank health benefits. If these benefits are unavailable, the value of his continued benefits would be approximately $33,244.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information, as of December 31, 2012, relating to the Company's equity compensation plans pursuant to which grants of equity incentive awards to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	N/A		N/A		N/A
Equity compensation plans not approved by securityholders(2)	6,689,745	(1)	$25.66	(3)	1,172,566	(4)
Total	6,689,745				1,172,566

(1)
Includes 1,189,896 shares subject to restricted share awards and 5,499,849 shares subject to stock options under the BankUnited, Inc. 2009 Stock Option Plan (the "2009 Plan") and the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan (the "2010 Plan").

(2)
Excludes 198,155 shares subject to outstanding stock options under the Heritage Bank, N.A. 2008 Stock Incentive Plan, which options have a weighted-average exercise price of $32.18. This plan was assumed in connection with the Company's acquisition of Herald National Bank. No further awards are available for issuance under this plan.

(3)
Represents the weighted average exercise price on stock options only.

(4)
Pursuant to the 2010 Plan. The Company does not intend to issue any new awards under the 2009 Plan.

        Pursuant to the terms of the 2009 Plan, the Board may grant up to 2,312,500 non-qualified stock options to key employees of the Company and its affiliates. Stock options may be granted with an exercise price equal to or greater than the stock's fair value at the date of grant. The terms and conditions applicable to options granted under the 2009 Plan are determined by the Board or a committee thereof, provided however, that each stock option shall expire on the tenth anniversary of the date of the grant, unless it is earlier exercised or forfeited. Options granted to date under the 2009 Plan vest over a period of three years. Shares of common stock delivered under the 2009 Plan may be authorized but unsold common stock or previously issued common stock reacquired by the Company. Vesting of stock options may be accelerated in the event of a change in control, as defined. The Company does not intend to issue any new awards under the 2009 Plan.

        In connection with the IPO, the Company adopted the 2010 Plan. The 2010 Plan is administered by the Board or a committee thereof and provides for the grant of non-qualified stock options, share appreciation rights, restricted shares, deferred shares, performance shares, unrestricted shares and other share-based awards to selected employees, directors or independent contractors of the Company and its affiliates. The number of shares of common stock authorized for award under the 2010 Plan is 7,500,000, of which 1,172,566 shares remain available for issuance as of December 31, 2012. Shares of common stock delivered under the 2010 Plan may consist of authorized but unissued shares or previously issued shares reacquired by the Company. The term of a share option or stock appreciation right issued under the 2010 Plan may not exceed ten years from the date of grant and the exercise price may not be less than the fair market value of the Company's common stock at the date of grant. Unvested awards generally become fully vested in the event of a change in control (as defined in the 2010 Plan).

PROPOSAL NO. 3

APPROVAL OF THE BANKUNITED, INC. ANNUAL INCENTIVE PLAN

        In April 2013, the Board of Directors approved the BankUnited, Inc. Annual Incentive Plan (the "Incentive Plan"), subject to approval by our stockholders, pursuant to which certain annual bonus awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

        Generally, Section 162(m) does not permit a tax deduction for compensation in excess of $1 million paid in any taxable year by a publicly-held company to its chief executive officer or any of its three other most highly compensated executive officers (other than its principal financial officer). However, compensation based solely on the attainment of performance goals is excluded from this deduction limitation if the following criteria are satisfied: (i) the performance goals are objective, pre-established and determined by a compensation committee of the board of directors, which compensation committee is comprised solely of two or more outside directors; (ii) the material terms of the performance goals under which the compensation is to be paid are disclosed to the stockholders and approved by a majority stockholder vote; and (iii) the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

        The Board of Directors believes that the adoption of the Incentive Plan is in the best interests of the Company and its stockholders, and, as part of our compensation program, is designed to enhance stockholder value by (i) aligning the interests of our management team with those of our stockholders, and (ii) retaining management. Each of the compensation programs, including the Incentive Plan, that the Company has developed and implemented satisfies one or more of the following specific objectives:

  •
  motivate and focus the Company's management team through incentive compensation programs directly tied to the Company's financial results;

  •
  enhance our ability to attract and retain skilled and experienced executive officers; and

  •
  provide rewards commensurate with performance and with competitive market practices.

        The stockholders are being asked to approve the Incentive Plan so that certain awards granted under the plan may qualify as performance-based compensation under Section 162(m). Stockholder approval of the Incentive Plan will enable the Company to be in a position to continue to grant annual cash incentive awards while preserving the tax deductibility of these awards.

Summary of the Material Terms of the Incentive Plan

        The following is a description of the material features of the Incentive Plan. It does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan, which is attached hereto as Appendix A. The Incentive Plan is not intended to be (and will not be construed and administered as) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

  Administration

        At the discretion of the Board of Directors, the Plan may be administered by the Board of Directors or by the Compensation Committee. However, to the extent that awards granted under the Incentive Plan under are intended to satisfy the requirements of Section 162(m), the Incentive Plan will be administered by the Compensation Committee and consist of not fewer than two members who are "outside directors" within the meaning of Section 162(m). It is currently contemplated that the Incentive Plan will be administered by the Compensation Committee.

        The Compensation Committee has the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Incentive Plan, to administer the Incentive Plan and to exercise all the powers and authorities either specifically granted under the Incentive Plan or necessary or advisable in the administration of the Incentive Plan, including, without limitation, the authority to grant awards, to determine the persons to whom and the time or times at which awards will be granted, to determine the terms, conditions, restrictions and performance criteria (including applicable performance goals) relating to any award, to determine whether, to what extent and under what circumstances an award may be settled, cancelled, forfeited or surrendered, to construe and interpret the Incentive Plan and any award, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan. All decisions made by the Compensation Committee will be final and binding on the Company and Incentive Plan participants.

  Eligibility

        Awards under the Incentive Plan may be granted to those employees of the Company and its subsidiaries who are selected by the Compensation Committee, taking into account such factors as the Compensation Committee deems relevant in connection with accomplishing the purposes of the Incentive Plan. Currently, only three employees are eligible for participation in the Incentive Plan.

  Performance Period

        The length of any performance period under the Incentive Plan will be no longer than 12 months, unless otherwise determined by the Compensation Committee.

  Performance Goals

        The payment of awards under the Incentive Plan that are intended to comply with Section 162(m) of the Code will be based upon the attainment of one or more of the following performance goals (collectively, the "Performance Goals"):

  •
  return on assets, return on tangible assets, cash return on assets, cash return on tangible assets;

  •
  return on equity, return on tangible equity, cash return on equity, cash return on tangible equity;

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  levels of or changes in levels of net interest income, net interest margin, efficiency ratio, cash efficiency ratio, provision, provision rate, net charge-off, net charge-off ratio, fee income, total revenue, pre-tax income, net income;

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  levels of or trends in specified financial statement line items or components thereof (may include, but is not limited to, cost of deposits, growth of deposits, cost of funds, loan growth, loan yields, interest earning asset yields);

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  levels of or trends in non-performing assets;

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  earnings per share (basic or diluted), core earnings per share and/or growth thereof;

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  book value per share, tangible book value per share and/or growth thereof;

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  absolute and/or relative metrics of stock performance, dividends, and/or total capital returned to shareholders;

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  achieving or maintaining specified levels of GAAP and/or regulatory capital;

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  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, regulatory matters, information technology, and goals relating to acquisitions, divestitures, joint ventures and/or similar transactions, and/or budget comparisons;

  •
  personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, and/or the completion of other corporate transactions; and

  •
  any combination of, or a specified increase in, any of the foregoing, and any of the foregoing goals may be measured at enterprise level or at business line or geographic level.

  Terms Related to the Performance Goals

  •
  Performance goals not specified in the Plan may be used to the extent that an award is not intended to comply with Section 162(m).

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  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee.

  •
  The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

  •
  Each of the Performance Goals will be determined in accordance with generally accepted accounting principles and the Compensation Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any affiliate thereof or the financial statements of the Company or any affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, provided that the Compensation Committee's ability to make equitable adjustments to the Performance Goals applicable to any award intended to qualify as performance-based compensation under Section 162(m) will be governed by Section 162(m) restrictions.

  Terms of Awards

        The Compensation Committee will specify the Performance Goals applicable to each award under the Incentive Plan generally no later than 90 days following the commencement of the applicable performance period. At such time, the Compensation Committee will also, if applicable, specify the threshold, target and maximum levels of performance applicable to the Performance Goals. Awards under the Incentive Plan with respect to any performance period may be expressed as a dollar amount or as a percentage of the participant's base salary as of the date on which the applicable Performance Goals are established by the Compensation Committee.

        No later than 45 days following the end of a performance period, the Compensation Committee will determine and certify in writing whether, and to what extent, the applicable Performance Goals have been satisfied for an applicable performance period. The Compensation Committee may, in its sole discretion, reduce an amount of an award otherwise determined pursuant to the Incentive Plan. All bonus payments under the Incentive Plan will be made in cash no later than 60 days following the last day of the related performance period and generally no later than the 15th day of the third month following the end of the Company's fiscal year in which the relevant performance period ended. The Compensation Committee has the authority to establish a deferred compensation program for participants to defer receipt of their Awards.

        No employee of the Company or any of its subsidiaries may have any claim to be granted an award under the Incentive Plan. There is no obligation for uniformity of treatment among participants under the Incentive Plan. The Incentive Plan does not constitute a contract of employment or confer upon any participant the right to continued employment by the Company. A participant's only interest under the Incentive Plan will be the right to receive a payment of cash pursuant to the terms of the applicable award and the Incentive Plan. The Incentive Plan is intended to constitute an "unfunded" plan for incentive compensation, and no participant will have any rights that are greater than those of a general creditor of the Company with respect to any payments not yet made pursuant to an award granted under the Incentive Plan.

  Covered Awards

        A "Covered Award" is an award (i) that will be paid to a "covered employee" within the meaning of Section 162(m)(3), (ii) that the Compensation Committee expressly designates as performance-based compensation and intends to be fully deductible under Section 162(m), and (iii) that will be paid following the shareholder approval required by Section 162(m)(4)(C)(ii). Notwithstanding any provision to the contrary, the following provisions will control with respect to any Covered Award:

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  Pre-Established Incentive Opportunity and Performance Goals.    The Performance Goals upon which a Covered Award is based or subject will be established by the Compensation Committee in writing not later than 90 days after the commencement of the performance period, provided that the outcome is substantially uncertain at the time the Compensation Committee actually establishes such factors and the objectives upon which they are based (or at such earlier time as may be required or such later time as may be permissible under Section 162(m)). The Compensation Committee will not make Covered Awards based on Performance Goals not specifically provided under the Incentive Plan if it determines that use of such Performance Goals would cause a Covered Award to not be deductible under Section 162(m).

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  Certification of Performance Goals.    Prior to the payment of a Covered Award, the Compensation Committee will determine and certify in writing whether and to what extent the Performance Goals referred to in the Incentive Plan have been satisfied for an applicable performance period.

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  Discretionary Reduction of Covered Award.    Notwithstanding anything in the Incentive Plan to the contrary, the Compensation Committee may, in its sole discretion, reduce a Covered Award otherwise determined pursuant to the Incentive Plan.

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  Limited Adjustments of Selected Performance Goals.    Upon the occurrence of certain specified events, the Compensation Committee may, without the consent of any affected participant, amend or modify the terms of any outstanding Covered Award that includes any Performance Goals based in whole or in part on the financial performance of the Company or such other entity so as to equitably reflect such events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goals) will be substantially the same (as determined by the Compensation Committee or such committee of the board of directors of the surviving corporation) following such event as prior to such event. The Compensation Committee will not take any action with respect to a Covered Award that would constitute an impermissible exercise of discretion within the meaning of Section 162(m), or would otherwise cause the Covered Award to not be deductible under Section 162(m).

  •
  Maximum Amount.    The maximum amount of any Covered Award to any "covered employee" within the meaning of Section 162(m)(3) with respect to a performance period, determined as of the time the Covered Award is paid, will not exceed $5,000,000.

        To the extent any provision of the Incentive Plan or an award or any action of the Compensation Committee or the Company as it relates to an award intended to qualify as performance-based compensation under Section 162(m) results in the application of Section 162(m)(1) to such award, such provision or action will be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee.

  Change in Control

        In the event of a change in control, with respect to the performance period then in effect, each participant under the Incentive Plan will be paid, upon such change in control, an amount in cash equal to such participant's award with respect to the performance period assuming that the greater of (x) target levels of performance for the entire performance period or (y) actual levels of performance through the end of the calendar month immediately preceding the calendar month in which the change in control occurs, on an annualized basis, had been met, prorated based on the number of days elapsed in such performance period as of the date on which the change in control occurs. Additionally, any award payable in accordance with the terms of the Incentive Plan in respect of a completed performance period, but unpaid, will be paid to the participant upon such change in control.

        For purposes of the Incentive Plan, a "change in control" generally means the first to occur of any of the following:

  •
  any person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person or any securities acquired directly from the Company or any affiliate thereof) representing 50% or more of the combined voting power of the Company's then outstanding securities;

  •
  the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors: individuals who, on the date hereof, constitute the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

  •
  there is consummated a merger, amalgamation or consolidation of the Company or any subsidiary thereof with any other corporation, other than (A) a merger, amalgamation or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, amalgamation or consolidation or (B) a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

  •
  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

  Termination of Employment

        In the event that a participant's employment terminates prior to the end of a performance period for any reason, no amount will be payable to such participant under the Incentive Plan with respect to that performance period. However, at the time of termination, the participant will be entitled to receive an award in respect of a completed performance period for which an award has been determined to be payable in accordance with the terms of the Incentive Plan (or, to the extent payment of an award has been deferred pursuant to an arrangement established for such purposes, the award will be paid in full at the earliest such time as permissible under such arrangement).

  Awards Not Transferable

        A participant's rights and interests in and to payment of any award under the Incentive Plan may not be assigned, transferred, encumbered or pledged other than by will or the laws of descent and distribution; and are not subject to attachment, garnishment, execution or other creditor's processes.

  Amendment and Termination of the Incentive Plan

        The Incentive Plan may be amended, modified or terminated at any time by the Compensation Committee. Such amendment, modification, or termination of the Incentive Plan will not require the consent, ratification, or approval of any party, including any participant. The Compensation Committee may amend the performance goals as well as any award (including increasing, decreasing or eliminating any or all awards) prior to the payment thereof to the extent it deems appropriate for any reason, including compliance with applicable securities laws. Notwithstanding the foregoing, to the extent the Compensation Committee expressly designates such award as performance-based compensation under Section 162(m), the Compensation Committee will not have any authority to amend or modify the terms of such award in any manner that would impair its deductibility under Section 162(m).

Federal Income Tax Consequences

        Generally, a participant will recognize ordinary income equal to the amount of the award received under the Incentive Plan in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Incentive Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, the Company may deduct the amounts paid to participants under the Incentive Plan.

New Plan Benefits

        In August 2012, the Compensation Committee approved the participants and performance goals under the Incentive Plan for the performance period of July 1, 2012 through June 30, 2013, subject to stockholder approval of the Incentive Plan prior to the payment of any bonuses thereunder. The following table sets forth information with respect to the awards granted in August 2012 under the Incentive Plan.

Name and Position	Dollar Value ($)(1)	Number of Units
John A. Kanas, Chairman, President and Chief Executive Officer	1,530,000	—
Leslie Lunak, Chief Financial Officer	—	—
John Bohlsen, Vice Chairman and Chief Lending Officer	375,000	—
Rajinder P. Singh, Chief Operating Officer	375,000	—
Randy R. Melby, Senior Executive Vice President, Chief Risk Officer of the Bank	—	—
Douglas J. Pauls, Former Chief Financial Officer	—	—
Executive Group	—	—
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)
As described under "Compensation Discussion and Analysis—Executive Officer Compensation—Performance-Based Annual Bonuses," the dollar values set forth below reflect the target value of the annual cash bonus awards that may be paid in respect of the performance period described above.

        Future participation under the Incentive Plan is in the discretion of the Compensation Committee. Moreover, future awards under the Incentive Plan for a given performance period are subject to the performance objectives and targets established by the Compensation Committee in accordance with the terms of the Incentive Plan. Accordingly, it is not possible to determine the actual amounts that will be paid to particular individuals in the future under the Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE BANKUNITED, INC. ANNUAL INCENTIVE PLAN.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Company's equity securities as of April 18, 2013: (1) each person or entity, based on information contained in Schedules 13G filed with the SEC, who owns of record or beneficially 5% or more of any class of the Company's voting securities; (2) each of the Company's executive officers and directors; and (3) all of the Company's directors and named executive officers as a group. Beneficial ownership is determined in accordance with the rules of SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

        In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 18, 2013. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	%
Executive Officers and Directors:
John A. Kanas(1)	4,724,335	4.7
John Bohlsen(2)	1,916,696	1.9
Douglas J. Pauls(3)	283,663	*
Rajinder P. Singh(4)	1,231,504	1.2
Randy R. Melby(5)	52,600	*
Leslie N. Lunak(6)	46,500	*
Chinh E. Chu(7)	100	—
Ambassador Sue M. Cobb(8)	114,559	*
Eugene F. DeMark(9)	15,067	*
Richard S. LeFrak(10)	485,426	*
Thomas M. O'Brien(11)	6,000	*
Wilbur L. Ross, Jr.(12)	8,189,631	8.2
Pierre Olivier Sarkozy(13)	100	*
Lance N. West(14)	100	*
All executive officers and directors as a group (14 persons)(15)	16,951,722	16.9
Greater than 5% Stockholders (Other than Executive Officers and Directors):
Investment funds affiliated with WL Ross & Co. LLC(15)	8,189,631	8.2
Investment funds affiliated with The Carlyle Group:
DBD Cayman Holdings, Ltd.(16)	4,517,151	4.5
TCG Holdings, L.L.C.(17)	3,672,480	3.7
Investment funds affiliated with Centerbridge Partners, L.P.(18)	6,432,204	6.4
Investment funds affiliated with The Blackstone Group(19)	8,189,631	8.2
T. Rowe Price Associates, Inc.(20)	9,095,420	9.1

(1)
Includes 119,095 restricted shares and 2,226, 258 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following April 18, 2013. Also includes 709,045 shares of common stock held by the Kanas 2011 Annuity Trust, which is a grantor retained annuity trust. Mr. Kanas is the trustee of the Kanas 2011 Annuity Trust. Mr. Kanas disclaims any beneficial ownership of these shares except to the extent of his pecuniary interests therein, if any. The address of the Kanas 2011 Annuity Trust is 32 Adelaide Ave., East Moriches, NY 11940.

(2)
Includes 29,774 restricted shares and 1,171,1999 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following April 18, 2013. Also includes 537,763 shares of common stock held by the Bohlsen 2010 Annuity Trust, which is a grantor retained annuity trust and 120,000 shares held by the Bohlsen Family Foundation. Mr. Bohlsen is the trustee of the Bohlsen 2010 Annuity Trust and president of the Bohlsen Family Foundation. Mr. Bohlsen disclaims any beneficial ownership of these shares except to the extent of his pecuniary interests therein, if any. The address of the Bohlsen 2010 Annuity Trust and the Bohlsen Family Foundation is 135 The Helm, East Islip, NY 11730.

(3)
Includes 214,733 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following April 18, 2013 and 30,000 shares held by the Pauls Family Foundation, for which Mr. Pauls serves as a co-trustee. Mr. Pauls disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein, if any. The address of the Pauls Family Foundation is 4055 Gnarled Oaks Lane, Johns Island, SC 29455.

(4)
Includes 59,548 restricted shares and 1,022,782 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following April 18, 2013.

(5)
Includes 26,667 restricted shares and 14,600 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following April 18, 2013.

(6)
Includes 23,166 restricted shares and 12,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following April 18, 2013.

(7)
Does not include shares of common stock held by investment funds affiliated with The Blackstone Group. Mr. Chu is a member of our Board and is a Senior Managing Director of The Blackstone Group. Mr. Chu disclaims beneficial ownership of the shares held by investment funds affiliated with The Blackstone Group.

(8)
Includes 666 restricted shares. Also includes 39,745 shares of common stock held by the Cobb Family Twenty-Second Century Fund I , 17,034 shares of common stock held by the Cobb Family Foundation and 56,780 shares held by McCourt Griffin LP. Ambassador Cobb is a member of our Board and Ambassador Cobb is a voting director of the Cobb Family Foundation, a trustee of the Cobb Twenty-Second Century Fund and the general partner and a limited partner of McCourt Griffin LP. Ambassador Cobb disclaims beneficial ownership of such shares except to the extent of her pecuniary interests therein, if any. The address of each of the entities and persons identified in this note is c/o Cobb Partners Limited, P.O. Box 144200, Coral Gables, FL 33134.

(9)
Includes 666 restricted shares.

(10)
Includes 666 restricted shares. Also includes 369,631 shares of common stock held by LF Moby LLC and 114,795 shares of common stock held by the Richard S. and Karen LeFrak Charitable Foundation. LF Moby LLC is beneficially owned by Richard S. LeFrak and his sons Harrison T. LeFrak and James T. LeFrak via various LLCs and trusts. Richard LeFrak is a member of our Board. Mr. LeFrak is the sole member of the Richard S. and Karen LeFrak Charitable Foundation. Mr. LeFrak disclaims beneficial ownership of the shares held by the Richard S. and Karen LeFrak Charitable Foundation except to the extent of his pecuniary interests therein, if any. The address of each of the entities and persons identified in this note is c/o The LeFrak Organization, 40 West 57th Street, New York, NY 10019. The address of the Richard S. and Karen LeFrak Charitable Foundation, Inc. is 1007 North Orange Street, Suite 210; Wilmington, DE 19801.

(11)
Includes 1,000 restricted shares.

(12)
Consists of 100 shares of common stock held by Mr. Ross, 7,425,314 shares of common stock held by WLR Recovery Fund IV, L.P., 29,821 shares of common stock held by WLR IV Parallel ESC, L.P., and 734,496 shares of common stock held by WLR/GS Master Co-Investment, L.P. (collectively, the "WL Ross Funds"). WLR Recovery Associates IV, LLC is the general partner of WLR Recovery Fund IV, L.P. Invesco WLR IV Recovery Associates, LLC is the general partner of WLR IV Parallel ESC, L.P. WLR Master Co-Investment GP, LLC, is the general partner of WLR/GS Master Co-Investment, L.P. Mr. Ross is a member of the investment committee of each WL Ross Fund's general partner, which has investment and voting control over the shares held or controlled by each of the WL Ross Funds. Mr. Ross disclaims beneficial ownership of such shares except for his pecuniary interest therein. Mr. Ross is a member of our Board and Mr. Ross is the Chairman and CEO of WL Ross & Co. LLC. The address of each of the entities and persons identified in this note is c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, NY 10036.

(13)
Does not include shares of common stock held by investment funds affiliated with The Carlyle Group. Mr. Sarkozy is a member of our Board and is a Managing Director of The Carlyle Group. Mr. Sarkozy disclaims beneficial ownership of the shares held by investment funds affiliated with The Carlyle Group.

(14)
Does not include shares of common stock held by investment funds affiliated with Centerbridge Partners, L.P. Mr. West is a member of our Board and Mr. West is a Senior Managing Director of Centerbridge Partners, L.P. Mr. West disclaims beneficial ownership of the shares held by investment funds affiliated with Centerbridge Partners, L.P.

(15)
Includes shares beneficially owned by WL Ross & Co. LLC. See footnote 12 above.

(16)
Consists of 3,672,481 shares of common stock held by Carlyle Financial Services BU, L.P., 816,296 shares of common stock held by Carlyle Strategic Partners II, L.P., and 28,374 shares of common stock held by CSP II Coinvestment, L.P. (collectively, the "DBD Cayman Holdings Shares"). DBD Cayman Holdings, Ltd., or "DBD Cayman Holdings," is the sole shareholder of DBD Cayman, Ltd., or "DBD Cayman," which is the general partner of TCG Holdings Cayman II, L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., or "TCGIH." TCGIH is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services BU, L.P. TCGIH is also the managing member of TC Group CSP II, LLC, which is the general partner of CSP II General Partner, LP, which is the general partner of Carlyle Strategic Partners II, L.P. and CSP II Coinvestment, L.P. DBD Cayman Holdings is controlled by its ordinary members, William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein and all action relating to the investment and disposition of the DBD Cayman Holdings Shares requires their approval. William E. Conway, Jr., Daniel A. D'Aniello and

  David M. Rubenstein each disclaim beneficial ownership of the DBD Cayman Holdings Shares. The address of each of the entities and persons identified in this note is c/o The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, DC 20004.

(17)
Consists of 3,456,473 shares of common stock held by Carlyle Partners V, L.P., 138,818 shares of common stock held by CP V Coinvestment A, L.P., 7,647 shares of common stock held by CP V Coinvestment B, L.P., and 69,542 shares of common stock held of record by Carlyle Partners V-A, L.P., referred to as the "TCG Holdings Shares." TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C., which is the sole managing member of TC Group V Managing GP, L.L.C., which is the sole general partner of TC Group V, L.P., which is the sole general partner of Carlyle Partners V, L.P, Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P and CP V Coinvestment B, L.P. TCG Holdings, L.L.C. is managed by a three person managing board, consisting of William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, and all board action relating to the voting or disposition of the TCG Holdings Shares requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein each disclaim beneficial ownership of the TCG Holdings Shares. The address of each of the entities and persons identified in this note is c/o The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, DC 20004.

(18)
Consists of 5,485,440 shares of common stock held by Centerbridge Capital Partners, L.P., 202,628 shares of common stock held by Centerbridge Capital Partners Strategic, L.P., 9,028 shares of common stock Centerbridge Capital Partners SBS, L.P., 349,176 shares of common stock held by CB BU Investors, LLC., 202,154 shares of common stock held by CB BU Investors II, LLC and 183,778 shares of common stock held by CB BU Investors III, LLC (collectively, the "Centerbridge Funds"). Centerbridge Associates, L.P. is the general partner of each of such entities. Mr. West is a member of Centerbridge Associates, L.P., which has investment and voting control over the shares held or controlled by each of the Centerbridge Funds. Mr. West disclaims beneficial ownership of such shares. Mr. West is a member of our Board and Mr. West is a Senior Managing Director of Centerbridge Partners, L.P. The address of each of the entities and persons identified in this note is c/o Centerbridge Partners, L.P., 375 Park Avenue, 12th Floor, New York, NY 10152.

(19)
Consists of 6,225,675 shares of common stock held by Blackstone Capital Partners V L.P., 1,946,758 shares of common stock held by Blackstone Capital Partners V-AC, L.P., 10,877 shares of common stock held by Blackstone Family Investment Partnership V, L.P. and 6,321 shares of common stock held by Blackstone Participation Partnership V, L.P. Blackstone Management Associates V L.L.C. is the general partner of Blackstone Capital Partners V L.P. and Blackstone Capital Partners V-AC L.P. BCP V Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership V, L.P. and Blackstone Participation Partnership V, L.P. Mr. Chu is a member of Blackstone Management Associates V L.L.C., which has investment and voting control over the shares held or controlled by Blackstone Capital Partners V L.P. and Blackstone Capital Partners V-AC L.P., and Mr. Chu is a member of BCP V Side-by-Side GP L.L.C., which has investment and voting control over the shares held or controlled by Blackstone Family Investment Partnership V, L.P. and Blackstone Participation Partnership V, L.P. Mr. Chu disclaims beneficial ownership of such shares. Mr. Chu is a member of our Board and Mr. Chu is a Senior Managing Director of The Blackstone Group. The address of each of the entities and persons identified in this note is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154.

(20)
Based upon the Schedule 13G dated as of December 31, 2012 filed with the SEC, T. Rowe Price Associates, Inc. is deemed to have beneficial ownership of 9,095,420 shares of common stock, of which such entity held sole investment power as to 9,095,420 shares and sole voting power as to 1,740,200 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

CERTAIN RELATED PARTY RELATIONSHIPS

Review and Approval of Transactions with Related Persons

        Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions. In addition, certain of our investors entered into Rebuttal of Control Agreements with the Office of Thrift Supervision (the "OTS") in connection with their initial investments in us. On July 21, 2011, the OTS became part of the Office of the Comptroller of the Currency (the "OCC"). Pursuant to 12 USC § 5414, the Rebuttal of Control Agreements will continue in effect according to their terms and are enforceable by the OCC. The Rebuttal of Control Agreements limit the ability of these investors to conduct transactions with us or our affiliates. We have adopted a policy to assist these investors in complying with this aspect of their respective Rebuttal of Control Agreements.

        Our Board of Directors has also adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions are transactions in which our Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of our Company include directors (including nominees for election as directors), executive officers, greater than 5% stockholders of our Company and the immediate family members of these persons. The General Counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our Related Party Transactions Policy. If so, the transaction will be referred for approval or ratification to the Nominating and Corporate Governance Committee. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction; the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction; the appearance of an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction and the financial position of the director, executive officer or related party; whether the transaction would impair an outside director's independence; the acceptability of the transaction to the Company's regulators; and the potential violations of other Company policies. Our Related Party Transactions Policy is available on our website at http://ir.bankunited.com, as Annex B to our Corporate Governance Guidelines.

Blackstone Exchange Agreement and Secondary Offering

  Blackstone Exchange Agreement

        On February 29, 2012, BankUnited, Inc. entered into an exchange agreement (the "Exchange Agreement") with funds affiliated with The Blackstone Group (collectively, the "Blackstone Funds") pursuant to which the Blackstone Funds exchanged (the "Blackstone Exchange") 5,415,794 shares of common stock, par value $0.01 per share, of the Company held by the Blackstone Funds for 5,415,794 shares of a newly created series of preferred stock, par value $0.01 per share, of the Company designated "Series A Nonvoting Convertible Preferred Stock" (the "Series A Preferred Stock"). Other than the Blackstone Funds, no stockholder of the Company was issued shares of Series A Preferred Stock.

  Secondary Offering

        In March 2013, certain stockholders of the Company, including the Blackstone Funds, sold 22,540,000 shares of common stock in a registered secondary offering (the "Secondary Offering"). As a result of the Secondary Offering, and in accordance with the terms of the Series A Preferred Stock, all shares of Series A Preferred Stock held by the Blackstone Funds were automatically converted into an equal number of shares of common stock. All of the shares of common stock into which the Series A Preferred Stock were automatically converted were sold in the Secondary Offering. As of April 18, 2013, the Blackstone Funds collectively hold approximately 8.2% of the Company's outstanding common stock, and there are no shares of Series A Preferred Stock outstanding.

Registration Rights Agreement

        In connection with our IPO, BankUnited, Inc., the Sponsors, LF Moby LLC (which is beneficially owned by Mr. LeFrak and his sons), Mr. DeMark, Ambassador Cobb, Mr. Kanas, Mr. Bohlsen, Mr. Pauls, Mr. Singh and certain former members of BU Financial Holdings LLC (our parent Company prior to the initial public offering) entered into a registration rights agreement, dated February 2, 2011 (the "Registration Rights Agreement"). In connection with the Blackstone Exchange, on February 29, 2012, the Company and certain of the stockholders party thereto entered into an amendment to the Registration Rights Agreement in order to provide the Blackstone Funds with substantially the same rights under the Registration Rights Agreement, as amended, with respect to the Series A Preferred Stock as the Blackstone Funds then had with respect to the common stock (other than the right to list the common stock on a U.S. securities exchange).

        Pursuant to the Registration Rights Agreement, Blackstone, Carlyle, Centerbridge and WL Ross have demand registration rights. The registration rights provisions require us to register the shares of common stock beneficially owned by the demanding Sponsor with the SEC for sale by it to the public, provided that the value of the registrable securities proposed to be sold by such demanding Sponsor is at least the lesser of $50.0 million or the value of all registrable securities held by such Sponsor. The registration rights provisions also provide that we may be required under certain circumstances to file a shelf registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. We may postpone the filing of such a registration statement or suspend the effectiveness of any registration statement for a reasonable "blackout period" not in excess of 90 days if our Board determines that such registration or offering could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of material, non-public information, the premature disclosure of which the Board reasonably determines in the exercise of its good faith judgment would not be in the best interests of the Company; provided that we shall not postpone the filing of a registration statement or suspend the effectiveness of any registration statement for more than 90 days in the aggregate in any 360-day period.

        In addition, pursuant to the registration rights provisions, in the event that we are registering additional shares of common stock for sale to the public, whether on our own behalf (except in connection with a registration on Form S-4 or Form S-8 or any successor or similar form or in a registration of securities solely relating to an offering and sale to employees pursuant to any employee stock plan or other employee benefit plan arrangement) or through a demand registration on behalf of a Sponsor (as described above), we are required to give notice of such registration to all parties to the Registration Rights Agreement that hold registrable securities (which includes members of our management that hold shares of our common stock) of the intention to effect such a registration. Such notified persons have piggyback registration rights providing them the right to have us include the shares of common stock owned by them in any such registration if we have received written requests for inclusion therein within prescribed time limits, subject to other provisions under the Registration Rights Agreement.

 Director Nomination Agreement

        In January 2011, we entered into the Director Nomination Agreement with John A. Kanas and certain funds affiliated with our Sponsors. The Director Nomination Agreement provides for the rights of our Sponsors and Mr. Kanas to nominate individuals to our Board of Directors. Pursuant to the agreement, the Sponsors and Mr. Kanas have the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors are to be elected and, subject to limited exceptions, we will include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by the Sponsors and Mr. Kanas as follows:

  •
  so long as Blackstone owns more than 40% of the common stock owned by Blackstone immediately prior to the consummation of the IPO, one individual nominated by Blackstone;

  •
  so long as Carlyle owns more than 40% of the common stock owned by Carlyle immediately prior to the consummation of the IPO, one individual nominated by Carlyle;

  •
  so long as WL Ross owns more than 40% of the common stock owned by WL Ross immediately prior to the consummation of the IPO, one individual nominated by WL Ross;

  •
  so long as Centerbridge owns more than 40% of the common stock owned by Centerbridge immediately prior to the consummation of the IPO, one individual nominated by Centerbridge; and

  •
  so long as Mr. Kanas is our CEO, two individuals (one of which will be Mr. Kanas) nominated by Mr. Kanas.

        In addition, each of Blackstone, Carlyle, WL Ross and Centerbridge has the right to appoint one non-voting observer to attend all meetings of our Board until such time as such Sponsor ceases to own 5% of our outstanding common stock.

        In connection with the Blackstone Exchange, on February 29, 2012, the Company and the shareholders party thereto amended and restated the Director Nomination Agreement in order to provide for the recognition of the Series A Preferred Stock held by the Blackstone Funds with respect to certain ownership thresholds for the existence of the rights provided by such agreement. As discussed under "Blackstone Exchange Agreement and Secondary Offering," there are no longer any shares of Series A Preferred Stock outstanding.

 REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        In order to submit stockholder proposals for the 2014 annual meeting of stockholders for inclusion in the Company's Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company's principal office in Miami Lakes, Florida, no later than December 26, 2013.

        The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the Proxy Statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2014 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company's principal office in Miami Lakes, Florida (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 23, 2014, and no later than February 22, 2014. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.

        Other than the three proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

        The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

APPENDIX A
BANKUNITED, INC.
ANNUAL INCENTIVE PLAN

1.     Purpose.

        The purposes of the BankUnited, Inc. Annual Incentive Plan are to reinforce corporate, organizational and business-development goals, to promote the achievement of year-to-year financial and other business objectives and to reward the performance of selected executive officers in fulfilling their professional responsibilities. The Plan is consistent with the objectives of the BankUnited, Inc. Policy on Incentive Compensation adopted by the Board. The Plan is not intended to be (and shall not be construed and administered as) an employee benefit plan within the meaning of ERISA.

2.     Definitions.

        The following terms, as used herein, shall have the following meanings:

        (a)   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

        (b)   "Award" means an incentive compensation award, granted pursuant to the Plan, that is contingent upon the attainment of one or more Performance Goals with respect to a Performance Period.

        (c)   "Base Salary" means a Participant's annual base salary as in effect on the date on which the applicable Performance Goals are established with respect to a Performance Period.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Change in Control" shall mean the first to occur of the following events:

          (1)   any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

          (2)   the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3)   there is consummated a merger, amalgamation or consolidation of the Company or any Subsidiary thereof with any other corporation, other than (A) a merger, amalgamation or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, amalgamation or consolidation or (B) a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (4)   the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, resulting in the payment of such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred within the meaning of Section 409A of the Code.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended.

        (g)   "Committee" means the Compensation Committee of the Board, which shall be comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code to the extent the Plan is intended to satisfy the requirements of Section 162(m) of the Code.

        (h)   "Company" means BankUnited, Inc., a Delaware corporation.

        (i)    "Covered Award" means an Award (i) that will be paid to a Covered Employee, (ii) that the Committee expressly designates as performance-based compensation and intends to be fully deductible under Section 162(m) of the Code, and (iii) that will be paid following the shareholder approval required by Section 162(m)(4)(C)(ii) of the Code.

        (j)    "Covered Employee" means an individual who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

        (k)   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        (l)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (m)  "Participant" means an employee of the Company or any Subsidiary who is, pursuant to Section 4 of the Plan, selected to participate herein.

        (n)   "Performance Goals" means performance goals based on one or more of the following criteria: (i) return on assets, return on tangible assets, cash return on assets, or cash return on tangible assets; (ii) return on equity, return on tangible equity, cash return on equity, or cash return on tangible equity; (iii) levels of or changes in levels of net interest income, net interest margin, efficiency ratio, cash efficiency ratio, provision, provision rate, net charge-off, net charge-off ratio, fee income, total revenue, pre-tax income, or net income; (iv) levels or trends in specified financial statement line items or components thereof (may include cost of deposits, growth of deposits, cost of funds, loan growth, loan yields, or interest earning asset yields); (v) levels of or trends in non-performing assets; (vi) earnings per share (basic or diluted), or core earnings per share and growth (vii) book value per share, tangible book value per share or growth thereof; (viii) absolute or relative metrics of stock performance, dividends, and total capital returned to shareholders; (ix) achieving or maintaining specified levels of GAAP and/or regulatory capital (x) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, regulatory matters, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, and the completion of other corporate transactions; and (xii) any combination of, or a specified increase in, any of the foregoing, and any of the foregoing goals may be measured at enterprise level or at business line or geographic level. Performance Goals not specified herein may be used to the extent that an Award is not intended to comply with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, and the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, provided that the Committee's ability to make equitable adjustments to the Performance Goals applicable to any Covered Awards shall be governed by Section 8(d).

        (o)   "Performance Period" means, unless the Committee determines otherwise, a period of no longer than 12 months.

        (p)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

        (q)   "Plan" means the BankUnited, Inc. Annual Incentive Plan, as amended from time to time.

        (r)   "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

3.     Administration.

        (a)    Administrator.    At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code to the extent necessary and desirable to maintain qualification of Covered Awards under the Plan under Section 162(m) of the Code and, to the extent applicable, Rule 16b-3 under the Exchange.

        (b)    Powers and Authorities.    The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine all of the terms and conditions (including but not limited to the Performance Goals) relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled or forfeited; (v) make adjustments in the Performance Goals; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations deemed necessary or advisable for the administration of the Plan.

        (c)    Binding Effect.    All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

4.     Eligibility.

        Awards may be granted to employees of the Company and its Subsidiaries. In determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.     Terms of Awards.

        (a)    Determination of Performance Goals; Notification.    With respect to each Performance Period, the Committee shall specify the Performance Goals applicable to each Award no later than 90 days following the commencement of such Performance Period. At such time the Committee shall also, if applicable, specify the threshold, target and maximum levels of performance applicable to the Performance Goals. Performance Goals need not be the same for each Participant. Awards for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant's Base

Salary. Participants shall be notified of their Awards with respect to each Performance Period. Such notification shall include the Performance Goals with respect to the Award, the weight to be given to each such Performance Goal and, if applicable, the threshold, target and maximum levels of performance applicable to such Performance Goals.

        (b)    Determination of Achievement of Performance Goals.    Following the end of the Performance Period and prior to the payment of an amount under any Award, and in any event not later than 45 days following the end of such Performance Period, the Committee shall determine whether, and to what extent, the applicable Performance Goals have been satisfied. Notwithstanding the foregoing and the terms of Section 2(n), the Committee may, in its sole discretion, reduce an amount of an Award otherwise determined pursuant to the Plan.

        (c)    Time and Form of Payment.    All payments in respect of Awards granted under the Plan shall be made in cash no later than 60 days following the last day of the Performance Period to which an Award relates. Notwithstanding the foregoing, payment of Awards intended to comply with the "short-term deferral" exemption from Section 409A of the Code shall be made no later than the 15th day of the third month following the later to occur of (i) the end of the Company's fiscal year in which the relevant Performance Period ended and (ii) the end of the calendar year in which such Performance Period ended.

        (d)    Deferral of Payment.    The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Participants with the ability to defer receipt of cash under Awards. If such a deferral procedure or program is adopted, the terms of such procedure or program shall be set forth in writing prior to its adoption and shall comply with Section 409A of the Code.

6.     Change in Control.

        In the event of a Change in Control, (i) any Award payable in accordance with Section 5(b) in respect of a completed Performance Period, but unpaid, shall be paid to the Participant upon such Change in Control and (ii) each Participant with respect to each Performance Period then in effect shall be paid, upon such Change in Control, an amount in cash equal to (A) such Participant's Award with respect to the entire Performance Period, assuming that the greater of (x) target levels of performance for the entire Performance Period or (y) actual levels of performance through the end of the calendar month immediately preceding the calendar month in which the Change in Control occurs and annualized for purposes of this calculation, had been met, multiplied by (B) a fraction, (x) the numerator of which is the number of days elapsed in such Performance Period as of the date on which the Change in Control occurs and (y) the denominator of which is the total number of days in such Performance Period.

7.     Termination of Employment.

        In the event that a Participant's employment with the Company and its Subsidiaries is terminated during a Performance Period, such Participant shall not be entitled to any portion of such Participant's Award with respect to such Performance Period. Any Award payable in accordance with Section 5(b) in respect of a completed Performance Period, but unpaid, shall be paid to such Participant in accordance with Section 5(c) or, to the extent payment of the Award has been deferred pursuant to Section 5(d), the Award shall be paid in full at the earliest such time as is provided under such deferral arrangement.

8.     Special Rules for Covered Awards.

        Notwithstanding any other provision of this Plan to the contrary, the following provisions shall control with respect to any Covered Award:

        (a)    Pre-established Incentive Opportunity and Performance Goals.    The Performance Goals upon which a Covered Award is based or subject shall be established by the Committee in writing not later than 90 days after the commencement of the Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes such factors and the objectives upon which they are based (or at such earlier time as may be required or such later time as may be permissible under Section 162(m) of the Code). The Committee shall not make Covered Awards based on Performance Goals not specifically provided under this Plan if it determines that use of such Performance Goals would cause a Covered Award to not be deductible under Section 162(m) of the Code.

        (b)    Certification of Performance Goals.    Prior to the payment of a Covered Award, the Committee shall determine and certify in writing whether and to what extent the Performance Goals referred to in Section 8(a) have been satisfied for an applicable Performance Period.

        (c)    Discretionary Reduction of Covered Award.    Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, reduce a Covered Award otherwise determined pursuant to the Plan.

        (d)    Limited Adjustments of Selected Performance Goals.    In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in a Covered Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code) may, without the consent of any affected Participant, amend or modify the terms of any outstanding Covered Award that includes any Performance Goals based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goals) shall be substantially the same (as determined by the Committee or such committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that any such change to any outstanding Covered Award pursuant to this Section 8(d) must be made in such a manner that it is independently determinable by a hypothetical third party having knowledge of the relevant facts, and the Committee shall take no action pursuant to this Section 8(d) that would constitute an impermissible exercise of discretion within the meaning of Section 162(m) of the Code, or would otherwise cause the Covered Award to not be deductible under Section 162(m) of the Code.

        (e)    Maximum Amount.    The maximum amount of any Covered Award to any Covered Employee with respect to a Performance Period, determined as of the time the Covered Award is paid, shall not exceed $5,000,000.

9.     General Provisions.

        (a)    Compliance With Legal Requirements.    The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan and any Award, shall be subject to all applicable Federal and state laws, rules and regulations (including 12 C.F.R. part 359) and to required approvals by any regulatory or governmental agency.

        (b)    Nontransferability.    A Participant's rights and interests in and to payment of any Award under the Plan may not be assigned, transferred, encumbered or pledged other than by will or the laws of descent and distribution; and are not subject to attachment, garnishment, execution or other creditor's processes.

        (c)    Participant Rights.    No employee of the Company or any Subsidiary or any other person shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Nothing in the Plan or in any Award granted pursuant hereto shall constitute a contract of employment or confer upon any Participant the right to continue in the employ of the Company in any position or at any level of compensation, to be entitled to any remuneration or benefits not set forth in the Plan or under such Award, or to interfere with or limit in any way the right of the Company to terminate such Participant's employment. The granting of one Award to an eligible employee shall not entitle such individual to any additional grants of Awards thereafter.

        (d)    Withholding Taxes.    The Company or its Subsidiary shall have the right to withhold the amount of any taxes that the Company or such subsidiary may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

        (e)    Compliance with Section 162(m) of the Code.    To the extent any provision of the Plan or an Award or any action of the Committee or the Company as it relates to a Covered Award may result in the application of Section 162(m)(1) of the Code to compensation payable to a Covered Employee, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable to the Committee.

        (f)    Section 409A.    The Plan is intended to comply with the requirements of Section 409A of the Code, or an exception or exemption therefrom, and accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered in accordance with such intention. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. All payments to be made upon a termination of employment under this Agreement shall, to the extent required to avoid an accelerated or additional tax under Section 409A of the Code, be made only upon a "separation from service" within the meaning under Section 409A of the Code. In addition, to the extent required in order to avoid an accelerated or additional tax under Section 409A of the Code, amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following Executive's separation from service shall instead be paid on the first business day after the date that is six months following Executive's separation from service (or, if earlier, Executive's death).

        (g)    Amendment and Termination of the Plan.    The Plan may at any time be amended, modified, or terminated, as the Committee in its discretion determines. Such amendment, modification, or termination of the Plan shall not require the consent, ratification, or approval of any party, including any Participant. The Committee may amend the Performance Goals as well as any Award (including increasing, decreasing or eliminating any or all Awards) prior to the payment thereof to the extent it deems appropriate for any reason, including compliance with applicable securities laws. Notwithstanding the foregoing, to the extent the Committee has expressly designated an Award as a Covered Award, the

Committee shall not have any authority to amend or modify the terms of any Covered Award in any manner that would impair its deductibility under Section 162(m) of the Code.

        (h)    Unfunded Status of Awards.    A Participant's only interest under the Plan shall be the right to receive a payment of cash pursuant to the terms of an applicable Award and the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and no portion of the amount payable to a Participant under this Plan shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. With respect to any payments not yet made to a Participant pursuant to an Award, to the extent that a Participant acquires a right to receive a payment of cash under the Plan, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company, and no trust in favor of any Participant shall be implied.

        (i)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

        (j)    Effective Date.    The Plan shall take effect as of the date of its approval by the shareholders of the company.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000178226_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR all nominees 1. Election of Directors Nominees 01 John Bohlsen 02 Chinh E. Chu 03 Ambassador Sue M. Cobb 04 Eugene F. DeMark 05 Michael J. Dowling 06 John A. Kanas 07 Thomas M. O'Brien 08 Wilbur L. Ross, Jr. 09 P. Olivier Sarkozy 10 Lance N. West BANKUNITED, INC. ATTN: SUSAN WRIGHT GREENFIELD 14817 OAK LANE MIAMI LAKES, FL 33016 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the Audit and Risk Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm. 3 To approve the BankUnited, Inc. Annual Incentive Plan NOTE: To consider such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000178226_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . BANKUNITED, INC. Annual Meeting of Stockholders May 23, 2013 12:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John Kanas and John Bohlsen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BankUnited, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, ET on May 23, 2013, at the Heritage Center, 345 Park Avenue, New York, NY 10154, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side